Exhibit 10.16

*Information in this exhibit marked [***] has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such information is not material and is the type of information that the registrant treats as private or confidential.

AMENDED AND RESTATED LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

between

EISAI CO., LTD.

and

DR. REDDY’S LABORATORIES S.A.

Dated as of February 26, 2018

i

4.3.	General Provisions Applicable to Committees	39
4.4.	JSC and Joint Subcommittee Dispute Resolution	39
4.5.	Discontinuation; Disbandment; Annual Reports	42
4.6.	Working Teams	42
4.7.	Alliance Managers	42

ARTICLE 5	PAYMENTS AND RECORDS	43
5.1.	Milestones	43
5.2.	Reports and Reconciliation	43
5.3.	Mode of Payment; Offsets	44
5.4.	Taxes	44
5.5.	Interest on Late Payments	44
5.6.	Financial Records	45
5.7.	Audit	45
5.8.	Audit Dispute	45

ARTICLE 6	INTELLECTUAL PROPERTY	46
6.1.	Ownership of Intellectual Property	46
6.2.	Maintenance and Prosecution of Patents	47
6.3.	Enforcement of Patents	50
6.4.	Infringement Claims by Third Parties	51
6.5.	Invalidity or Unenforceability Defenses or Actions	52
6.6.	Third Party Patent Rights	53
6.7.	Eisai Trademarks	53
6.8.	Eisai Territory Product Trademarks	56
6.9.	Licensee Trademarks	57
6.10.	Corporate Names	58

ii

ARTICLE 7	CONFIDENTIALITY AND NON-DISCLOSURE	58
7.1.	Confidentiality Obligations	58
7.2.	Permitted Disclosures	59
7.3.	Use of Name	60
7.4.	Public Announcements	61
7.5.	Publications	61
7.6.	Return of Confidential Information	62
7.7.	Privileged Communications	62
7.8.	Obligations of the Licensee with Respect to Eisai Trade Secrets	62

ARTICLE 8	REPRESENTATIONS AND WARRANTIES	63
8.1.	Mutual Representations and Warranties	63
8.2.	Additional Representations and Warranties of Eisai	64
8.3.	Disclaimer Of Warranties	65
8.4.	Anti-Bribery and Anti-Corruption Compliance	65

ARTICLE 9	INDEMNITY	66
9.1.	Indemnification of Eisai	66
9.2.	Indemnification of the Licensee	66
9.3.	Indemnification Procedures	66
9.4.	Special, Indirect and Other Losses	68

ARTICLE 10	TERM AND TERMINATION	68
10.1.	Term and Expiration	68
10.2.	Termination	68
10.3.	Rights in Bankruptcy	69
10.4.	Consequences of Termination of this Agreement in its Entirety	69
10.5.	Consequences of Termination of this Agreement for a Terminated Territory	71

iii

10.6.	Additional Consequences for Change of Control Termination.	72
10.7.	Remedies	73
10.8.	Accrued Rights; Surviving Obligations	73

ARTICLE 11	MISCELLANEOUS	73
11.1.	Force Majeure	73
11.2.	Export Control	73
11.3.	Assignment	73
11.4.	Severability	74
11.5.	Dispute Resolution	74
11.6.	Governing Law, Jurisdiction and Service	76
11.7.	Notices	77
11.8.	Entire Agreement; Amendments	78
11.9.	English Language	78
11.10.	Equitable Relief	78
11.11.	Change of Control	78
11.12.	Waiver and Non-Exclusion of Remedies	78
11.13.	No Benefit to Third Parties	79
11.14.	Further Assurance	79
11.15.	Relationship of the Parties	79
11.16.	References	79
11.17.	Construction	79
11.18.	Counterparts	79

iv

Schedules

Schedule 1.3 – ‘302 Development Plan
Schedule 1.25 – CMC Development Plan
Schedule 1.34(a) – Eisai Corporate Names
Schedule 1.66 – Eisai Trade Secrets
Schedule 1.67 – Eisai Trademarks
Schedule 1.114 – Licensed Compound
Schedule 2.9 – Technical Document and Know-How Transfer
Schedule 7.4 – Press Release
Schedule 8.2.13 – Eisai’s Response to India Antitrust Questions

v

AMENDED AND RESTATED LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amended and Restated License, Development and Commercialization Agreement (this “Agreement”) is made and entered into as of February 26, 2018 (the “Execution Date”) by and between Eisai Co., Ltd., a Japanese corporation (“Eisai”) and Dr. Reddy’s Laboratories S.A., a Swiss company (the “Licensee”). Each of Eisai and the Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Eisai owns or controls certain intellectual property rights with respect to the Licensed Compound (as defined herein) and Licensed Products (as defined herein);

WHEREAS, Eisai wishes to grant to the Licensee, and the Licensee wishes to receive, a license (or sublicense) under such intellectual property rights to develop and commercialize Licensed Products in the Field (as defined herein) in the Licensee Territory (as defined herein), in each case in accordance with the terms and conditions set forth below;

WHEREAS, the Parties previously executed a License, Development and Commercialization Agreement on March 30, 2016 (the “Original Agreement”) and a binding term sheet (the “Binding Term Sheet”) dated as of the September 29, 2017 (the “Effective Date”); and

WHEREAS, the Parties desire to incorporate the terms of the Binding Term Sheet into this agreement and to amend and restate the Binding Term Sheet on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1. “‘302 Development Activities” means the activities necessary to generate the deliverables set forth in the ‘302 Development Plan.

1.2. “‘302 Development Costs” means the FTE Costs incurred and the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates related to the ‘302 Development Activities.

1.3. “‘302 Development Plan” means the development plan, including a detailed budget, setting forth the deliverables (including the Final ‘302 Development Report) to be provided by Eisai with respect to a pivotal Phase 2 clinical trial for the Existing Licensed Product for the CTCL Indication, attached hereto as Schedule 1.3, as the same may be amended from time to time by the Parties in accordance with Section 3.1.2(a).

1.4. “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person at any time for so long as such Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean: (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interests of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.5. “Agreement” has the meaning set forth in the preamble hereto.

1.6. “[***] Agreement” means that certain Distributorship Agreement, dated December 24, 1999, as amended, between [***] and [***], collectively (as predecessor in interest to Eisai) and [***] (as predecessor in interest to [***]) with respect to Italy, the Vatican State and the Republic of San Marino.

1.7. “Alliance Manager” has the meaning set forth in Section 4.7.

1.8. “Anti-Corruption Laws” means, as applicable, the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any sanctions or measures imposed by the United Nations Security Council, the European Union or Her Majesty’s Treasury, and any other applicable anti-corruption laws and laws for the prevention of bribery, fraud, racketeering, money laundering or terrorism.

1.9. “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time, including the FFDCA, the PHSA and the Anti-Corruption Laws.

1.10. “Arbitral Tribunal” has the meaning set forth in Section 11.5.2(a).

1.11. “Arbitration Rules” has the meaning set forth in Section 11.5.2(a).

1.12. “Auditor” has the meaning set forth in Section 5.9.

1.13. “Binding Term Sheet” has the meaning set forth in the recitals hereto.

1.14. “Biosimilar Product” means, with respect to a particular Licensed Product in a particular country in the Eisai Territory or Licensee Territory, any pharmaceutical product that: (a) is claimed to be biosimilar to or interchangeable with such Licensed Product or otherwise references or relies on such Licensed Product to support a Drug Approval Application or an application submitted under Section 351(k) of the PHSA or any corresponding foreign application in the Eisai Territory or Licensee Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure; (b) is approved for sale for at least one (1) Indication that is the same as an Indication for which such Licensed Product is approved for sale in such country; and (c) is sold in such country by a Third Party that is not a direct or indirect sublicensee of the Licensee or its Affiliates, did not purchase such product in a chain of distribution that included any of the Licensee or its Affiliates or sublicensees, and did not otherwise acquire any Eisai Patents or Eisai Know-how, directly or indirectly, from the Licensee.

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1.15. “BLA” has the meaning set forth in the definition of Drug Approval Application.

1.16. “BPCI Act” means the Biologics Price Competition and Innovation Act of 2009, as set forth at 42 U.S.C. §262 and as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.17. “Breaching Party” has the meaning set forth in Section 10.2.1.

1.18. “Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York, Tokyo, Japan or Basel, Switzerland are permitted or required to be closed.

1.19. “Calendar Quarter” means each successive period of three (3) calendar months commencing on April 1, July 1, October 1 and January 1, except that the first Calendar Quarter of the Term shall commence on the Original Effective Date and end on the day immediately prior to the first to occur of April 1, July 1, October 1 or January 1 after the Original Effective Date and the last Calendar Quarter shall end on the last day of the Term.

1.20. “Challenge” means, with respect to any Eisai Patents or Licensee Patents, to contest the validity or enforceability of any such Patents, in whole or in part, in any court, arbitration proceeding or other tribunal, including the United States Patent and Trademark Office and the United States International Trade Commission. As used in this Section 1.20, the term “contest” includes (a) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patents; (b) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such Patents or any portion thereof; (c) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patents or any portion thereof; (d) any foreign equivalent of clauses (a), (b) or (c) in any country outside of the United States; or (e) filing or commencing any opposition, nullity or similar proceedings challenging the validity of any such Patents in any country outside the United States; but excludes (i) becoming a party to a Third Party interference for the purpose of defending the validity of any such Patents, (ii) filing a request under 35 U.S.C. § 302 for re-examination of any such Patents, (iii) filing a request under 35 U.S.C. § 251 for a reissue of any such Patents or (iv) any foreign equivalents of clause (i) to (iii) applicable outside of the United States.

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1.21. “Change of Control” means, with respect to a Party: (a) a merger, reorganization or consolidation involving such Party, or any parent company of such Party and a Third Party in which the voting securities of such Party or its parent company, as applicable, outstanding immediately prior thereto cease to represent fifty percent (50%) or more of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation or (b) a Person, or group of Persons (acting in concert), directly or indirectly, become the beneficial owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the voting equity securities or management control of such Party or any parent company of such Party.

1.22. “Clinical Quality Agreement” has the meaning set forth in Section 3.5.3.

1.23. “Clinical Supply Agreement” has the meaning set forth in Section 3.5.3.

1.24. “CMC Development Activities” means the activities necessary to generate the deliverables set forth in the CMC Development Plan.

1.25. “CMC Development Plan” means the development plan, including a detailed budget, setting forth the deliverables (including the Final CMC Development Report) to be provided by Eisai with respect to chemistry, manufacturing and controls for the Existing Licensed Product, attached hereto as Schedule 1.25, as will be finalized by the Parties in accordance with Section 3.1.3(a), and as may be amended from time to time by the Parties in accordance with Section 3.1.3(b).

1.26. “Commercialization” means, in respect of a biologic product, any and all activities directed to the preparation for sale of, offering for sale of or sale of such product, including activities related to using, holding or keeping (whether for disposal or otherwise), marketing, promoting, co-promoting, distributing, transporting, exporting, importing and disposing of such product and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” or “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.27. “Commercially Reasonable Efforts” means, with respect to the performance of any particular Exploitation activities with respect to the Licensed Compound or a Licensed Product by a Party, the carrying out of such activities in a sustained and diligent manner and using efforts and resources comparable to the efforts and resources commonly used in the [***] for compounds or products of similar market potential at a similar stage in development or product life. “Commercially Reasonable Efforts” shall be determined on a country-by-country (or region-by-region, where applicable) and Indication-by-Indication basis.

1.28. “Committee” has the meaning set forth in Section 4.3.1.

1.29. “Confidential Information” has the meaning set forth in Section 7.1.

1.30. “Contract Year” means each successive period of twelve (12) calendar months commencing on April 1 and ending on March 31, except that the first Contract Year of the Term shall commence on the Original Effective Date and end on the first March 31 to occur after the Original Effective Date and the last Contract Year of the Term shall commence on April 1 of the year in which the Term ends and end on the last day of the Term.

4

1.31. “Control” means, with respect to any Intellectual Property Rights or Regulatory Documentation, and subject to Section 11.3.2, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1 or Section 2.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation or a covenant not to sue, as applicable) to or under such Intellectual Property Rights or Regulatory Documentation as provided for herein without violating the terms of any agreement with any Third Party.

1.32. “Controlling Party” has the meaning set forth in Section 6.5.

1.33. “Copyrights” means any works of authorship, copyrights (including copyright in software), database rights, rights in designs and mask work rights, in each case whether registered or unregistered and including applications for registration of any of the foregoing.

1.34. “Corporate Names” means: (a) with respect to Eisai, the Trademarks, names and logos identified in Schedule 1.34(a) and such other Trademarks, names and logos as Eisai may designate in writing from time to time; and (b) with respect to the Licensee, the name Dr. Reddy’s, Dr. Reddy’s Laboratories or any similar name and such other Trademarks, names and logos as Licensee may designate in writing from time to time.

1.35. “Corruption” has the meaning set forth in Section 8.4.1.

1.36. “Cost of Goods” means, with respect to any Licensed Product, the Licensee’s cost of goods for such Licensed Product, excluding corporate, general and administrative overheads and overheads not attributable to any facility or activities relating to the Manufacture of such Licensed Product, determined in accordance with the Licensee’s cost accounting policies that are in accordance with GAAP and consistently applied across the Licensee’s manufacturing network to other products that the Licensee or any of its Affiliates manufactures and shall not include inter-company profits among the Licensee and its Affiliates.

1.37. “CTCL Indication” means cutaneous T-cell lymphoma.

1.38. “Defending Party” has the meaning set forth in Section 6.4.2.

1.39. “Development” means, in respect of a biologic product, all activities related to research, pre-clinical and other non-clinical testing, clinical testing and clinical test method development, including the performance of trials relating to the safety, dosing and efficacy, stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, including Manufacturing in support thereof, statistical analysis and report writing and, to the extent necessary to conduct any of the foregoing, the preparation and submission of Drug Approval Applications, regulatory affairs and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for any of the foregoing activities. When used as a verb, “Develop” means to engage in Development.

5

1.40. “Development Plans” means the CMC Development Plan and the ‘302 Development Plan.

1.41. “Discontinued Licensed Product” means all dosage forms, formulations, strengths, package sizes and types of pharmaceutical products containing the Licensed Compound, previously sold in the United States under the Trademark ONTAK® and described in BLA #103767.

1.42. “Dispute” has the meaning set forth in Section 11.5.1.

1.43. “Distribution Agreements” means the [***] Agreement and the [***] Agreements.

1.44. “Distribution Products” means, with respect to a Distribution Agreement, Products that contain denileukin diftitox, as defined in such Distribution Agreement.

1.45. “Dollars” or “$” means United States Dollars.

1.46. “Drug Approval Application” means (a) a Biologics License Application submitted to the FDA under subsection (a) of Section 351 of the PHSA (“BLA”) or any corresponding foreign application, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure, and (b) all supplements and amendments that may be filed with respect to the foregoing.

1.47. “Effective Date” has the meaning set forth in the recitals hereto.

1.48. “Eisai” has the meaning set forth in the preamble hereto.

1.49. “Eisai Covenant Patent” means any Patent that (a) Eisai or any of its Affiliates Controls that is not part of the Eisai Technology and (b) would be infringed by the exercise by the Licensee of any of the rights granted to the Licensee under Section 2.1.1.

1.50. “Eisai Developed Know-how” means all rights in Know-how comprised within the Eisai Developed Technology.

1.51. “Eisai Developed Technology” means all Intellectual Property Rights (including any Intellectual Property Rights subsisting in any Improvements) owned by Eisai pursuant to Section 6.1.2.

1.52. “Eisai Existing Know-how” means all rights in Know-how Controlled by Eisai or any of its Affiliates as of the Original Effective Date that is necessary or reasonably useful for the Exploitation of the Licensed Compound or the Existing Licensed Product.

6

1.53. “Eisai Existing Regulatory Documentation” means all Regulatory Documentation, Controlled by Eisai or any of its Affiliates as of the Original Effective Date which relates to the Licensed Compound, Existing Licensed Product or Discontinued Licensed Product.

1.54. “Eisai Indemnitees” has the meaning set forth in Section 9.1.

1.55. “Eisai Know-how” means: (a) the Eisai Existing Know-how and (b) the Eisai Developed Know-how, but excluding in each of clauses (a) and (b) above any rights in Know-how to the extent covered or claimed by any published Eisai Patents.

1.56. “Eisai Patents” means all Patents owned by Eisai or any of its Affiliates that are filed after the Original Effective Date and that contain, disclose or claim any Eisai Developed Know-how.

1.57. “Eisai Proprietary Product” means any pharmaceutical product that is owned, licensed or otherwise controlled by Eisai or any of its Affiliates.

1.58. “Eisai Regulatory Documentation” means the Eisai Existing Regulatory Documentation and all Regulatory Documentation Controlled by Eisai or any of its Affiliates created after the Original Effective Date which relates to the Licensed Compound or Licensed Products.

1.59. “Eisai Technology” means: (a) all Intellectual Property Rights Controlled by Eisai or any of its Affiliates as of the Original Effective Date that are necessary or reasonably useful for the Exploitation of the Licensed Compound or a Licensed Product; and (b) all Eisai Developed Technology.

1.60. “Eisai Territory” means (a) the following countries: Japan, China, Korea, Taiwan, Hong Kong, Macau, Indonesia, Thailand, Malaysia, Brunei, Singapore, India, Pakistan, Sri Lanka, Philippines, Vietnam, Myanmar, Cambodia, Laos, Afghanistan, Bangladesh, Bhutan, Nepal, Mongolia and Papua New Guinea, provided that following any exercise of the India Option by the Licensee in accordance with Section 2.7 the “Eisai Territory” shall exclude India and (b) any Terminated Territory.

1.61. “Eisai Territory Commercial Quality Agreement” has the meaning set forth in Section 3.5.4.

1.62. “Eisai Territory Commercial Supply Agreement” has the meaning set forth in Section 3.5.4.

1.63. “Eisai Territory Commercialization Plan” has the meaning set forth in Section 3.3.3(b).

1.64. “Eisai Territory Development Plan” has the meaning set forth in Section 3.1.5.

7

1.65. “Eisai Territory Product Trademarks” means any Trademark other than an Eisai Trademark or any Corporate Name used by or on behalf of Eisai or any of its Affiliates on or in connection with the Exploitation of any Licensed Product in the Eisai Territory, but excluding, for clarity, any trade dress.

1.66. “Eisai Trade Secrets” means the information described on Schedule 1.66.

1.67. “Eisai Trademarks” means (a) the Trademarks set forth on Schedule 1.67 and (b) any variation or derivation thereof used by or on behalf of the Licensee or any of its Affiliates on or in connection with the Exploitation of any Licensed Product in the Licensee Territory.

1.68. “EMA” means the European Medicines Agency and any successor agency thereto.

1.69. “Enforcing Party” has the meaning set forth in Section 6.3.2.

1.70. “European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Original Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization.

1.71. “Exclusion Lists” has the meaning set forth in Section 8.1.5.

1.72. “Execution Date” has the meaning set forth in the preamble hereto.

1.73. “Existing Licensed Product” means the pharmaceutical product known as E7777, containing the Licensed Compound as an active ingredient and described in IND #110489.

1.74. “Expedited Matters” has the meaning set forth in Section 3.2.2(d).

1.75. “Expedited Procedures” has the meaning set forth in Section 3.2.2(d).

1.76. “Expert” has the meaning set forth in Section 10.6.5.

1.77. “Expert List” has the meaning set forth in Section 10.6.6.

1.78. “Exploit” means, in respect of a biologic product, to Develop, obtain or maintain Regulatory Approvals for, Manufacture, have Manufactured or Commercialize such product, including to make, have made, import, use, sell or offer for sale such product. “Exploitation” means the act of Exploiting a product.

1.79. “Extension Term” has the meaning set forth in Section 10.1.

8

1.80. “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.81. “[***] Agreements]” means that certain Distributorship Agreement, dated March 26, 1999, as amended, between [***] and [***], collectively (as predecessor in interest to Eisai) and [***] with respect to Spain, Portugal and Greece, and that certain Distributorship Agreement, dated March 26, 1999, as amended, between [***] and [***], collectively (as predecessor in interest to Eisai) and [***] with respect to Argentina, Chile, Uruguay, Paraguay, Bolivia, Brazil, Peru, Ecuador, Colombia, Venezuela, Guyana, Surinam, French Guyana, Panama, Costa Rica, Nicaragua, Honduras, El Salvador, Guatemala, Belize and Dominican Republic.

1.82. “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.83. “Field” means the diagnostic, prophylactic or therapeutic use of a product in humans or animals.

1.84. “Final ‘302 Development Report” means a clinical study report in a format that is in accordance with Eisai’s standard operating procedures and customary practices with respect to its other proprietary oncology products that (a) has been signed by the applicable investigator and applicable Eisai personnel, (b) except for publication (which will occur in connection with the filing of the BLA for the Existing Licensed Product for the CTCL Indication in the United States), is in a format that is ready for submission to FDA, and (c) has been fully reviewed by all appropriate quality control personnel at Eisai.

1.85. “Final ‘302 Development Report Dispute” has the meaning set forth in Section 3.1.2(b).

1.86. “Final CMC Development Report” means a written report in a format that is in accordance with Eisai’s standard operating procedures and customary practices with respect to its other proprietary oncology products that (a) has been signed by the applicable Eisai personnel, (b) except for publication (which will occur in connection with the filing of the BLA for the Existing Licensed Product for the CTCL Indication in the United States), is in a format that is ready for submission to FDA, and (c) has been fully reviewed by all appropriate quality control personnel at Eisai.

1.87. “Final CMC Development Report Dispute” has the meaning set forth in Section 3.1.3(b).

1.88. “FTE” means the equivalent of the work of one (1) employee full time for one (1) Contract Year (consisting of at least a total of [***] ([***]) hours per Contract Year) of work directly related to the applicable FTE Activities. No additional payment shall be made with respect to any employee who works more than [***] ([***]) hours per Contract Year related to the applicable FTE Activities, and any employee who devotes less than [***] ([***]) hours per Contract Year to the applicable FTE Activities shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***] ([***]).

9

1.89. “FTE Activity” means any activity for which Eisai is reimbursed for its FTEs Costs and direct out-of-pocket costs with respect to such activity.

1.90. “FTE Costs” means, with respect to any activity for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of the applicable Party or any of its Affiliates performing such activity during such period, including on a pro rata basis.

1.91. “FTE Rate” means, as of the Original Effective Date, [***] Dollars ($[***]). The FTE Rate shall be adjusted annually, with each annual adjustment effective as of April 1 of each Contract Year, with the first such annual adjustment to be made as of April 1, 2017, to correspond with the total percentage change in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982-84 = 100, calculated by the Bureau of Labor Statistics over the twelve (12)-month period preceding each such April 1.

1.92. “GAAP” means, with respect to a Party or its Affiliates or, with respect to the Licensee, its or their Sublicensees, United States generally accepted accounting principles, International Financial Reporting Standards or such other similar national standards as such Party, Affiliates or, with respect to the Licensee, its or their Sublicensee adopts, in each case, consistently applied.

1.93. “Governmental Authority” means any federal, state, national, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.94. “ICC” has the meaning set forth in Section 11.5.2(a).

1.95. “Improvements” means any invention, discovery, development or modification with respect to the Licensed Compound or a Licensed Product or relating to the Exploitation thereof, whether or not patented or patentable, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery or dosage of such Licensed Compound or Licensed Product, any discovery or development of any new or expanded Indications for such Licensed Compound or Licensed Product, any diagnostic devices relating to such Licensed Compound or Licensed Product, or any discovery or development that improves the stability, safety or efficacy of such Licensed Compound or Licensed Product, in each case, arising directly from any Development activities under or in connection with this Agreement.

1.96. “IND” means: (a) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions; and (b) all supplements and amendments that may be filed with respect to the foregoing.

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1.97. “Indemnification Claim Notice” has the meaning set forth in Section 9.3.1.

1.98. “Indemnified Party” has the meaning set forth in Section 9.3.1.

1.99. “India Option” has the meaning set forth in Section 2.7.

1.100. “India Option Period” has the meaning set forth in Section 2.7.

1.101. “Indication” means any human and animal diagnostic, prophylactic and therapeutic indications.

1.102. “Infringement” has the meaning set forth in Section 6.3.1.

1.103. “Initial Term” has the meaning set forth in Section 10.1.

1.104. “Intellectual Property Rights” means all: (a) rights in Patents; (b) rights in Know-how; (c) rights in Copyrights; and (d) rights or forms of protection, anywhere in the world, having equivalent or similar effect to the rights referred to in paragraphs (a) to (c) above, in each case, whether registered or unregistered and including applications for registration of any of the foregoing, but excluding Trademarks and internet domain names.

1.105. “IP Strategy” has the meaning set forth in Section 4.2.4.

1.106. “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 4.2.

1.107. “Joint Development Committee” or “JDC” has the meaning set forth in Section 4.2.

1.108. “Joint IP Committee” or “JIPC” has the meaning set forth in Section 4.2.4.

1.109. “Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 4.2.

1.110. “Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.1.

1.111. “Joint Subcommittees” has the meaning set forth in Section 4.2.

1.112. “Know-how” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, apparatuses, specifications, data, results and other material, including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

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1.113. “Knowledge” means the actual knowledge after reasonable internal inquiry of, (a) with respect to Eisai, Associate Director, Global Business Development Unit, Asia and Executive Director, Program & Alliance Management, Oncology PCU of Eisai and (b) with respect to the Licensee, Head of Corporate Ethics & Compliance in North America and Senior Director of Finance of the Licensee.

1.114. “Licensed Compound” means the recombinant DNA-derived cytotoxic protein as described on Schedule 1.114.

1.115. “Licensed Product” means any product that is comprised of or contains the Licensed Compound as an active ingredient, including: (a) any combination product which contains the Licensed Compound as an active ingredient; (b) the Existing Licensed Product; and (c) all formulations, dosages and forms of release for any of the foregoing products.

1.116. “Licensed Product Agreement” means, with respect to a Licensed Product, any agreement entered into by and between a Party or any of its Affiliates, on the one hand, and one (1) or more Third Parties, on the other hand, that is necessary or reasonably useful for the Exploitation of such Licensed Product in the Field, including: (a) supply agreements pursuant to which a Party or its Affiliates obtain or will obtain quantities of such Licensed Product; (b) clinical trial agreements; (c) contract research organization agreements; and (d) service agreements.

1.117. “Licensee” has the meaning set forth in the preamble hereto.

1.118. “Licensee Covenant Patent” means any Patent that (a) the Licensee or any of its Affiliates Controls that is not part of the Licensee Technology and (b) would be infringed by the exercise by Eisai of any of the rights granted to Eisai under Section 2.2.

1.119. “Licensee Developed Technology” means all Intellectual Property Rights owned by Licensee pursuant to Section 6.1.2.

1.120. “Licensee Funded Technology” has the meaning set forth in Section 6.1.3.

1.121. “Licensee Indemnitees” has the meaning set forth in Section 9.2.

1.122. “Licensee Know-how” means all rights in Know-how comprised within the Licensee Technology.

1.123. “Licensee Patents” means all Patents owned by the Licensee or any of its Affiliates that are filed after the Original Effective Date and that contain, disclose or claim any Licensee Know-how.

1.124. “Licensee Proprietary Product” means any pharmaceutical product that is owned, licensed or otherwise controlled by Licensee or any of its Affiliates.

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1.125. “Licensee Regulatory Documentation” means (a) all Regulatory Documentation transferred to the Licensee under this Agreement, including Eisai Existing Regulatory Documentation for the Licensee Territory and (b) all Regulatory Documentation Controlled by the Licensee or any of its Affiliates created after the Original Effective Date which relates to the Licensed Compound or Licensed Products.

1.126. “Licensee Technology” means the Licensee Developed Technology and the Licensee Funded Technology.

1.127. “Licensee Territory” means all countries in the world, excluding those countries in the Eisai Territory; provided that following any exercise of the India Option by the Licensee in accordance with Section 2.7 the “Licensee Territory” shall include India.

1.128. “Licensee Territory Commercialization Plan” has the meaning set forth in Section 3.3.3(a).

1.129. “Licensee Territory Development Plan” has the meaning set forth in Section 3.1.6.

1.130. “Licensee Trademarks” means any Trademark other than an Eisai Trademark or any Corporate Name used by or on behalf of the Licensee or any of its Affiliates on or in connection with the Exploitation of any Licensed Product in the Licensee Territory in accordance with Section 6.7.1(b), but excluding, for clarity, any trade dress.

1.131. “Losses” has the meaning set forth in Section 9.1.

1.132. “Manufacture” and “Manufacturing” mean, in respect of a biologic product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of such product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.133. “Manufacturing Process” has the meaning set forth in Section 3.5.2.

1.134. “Manufacturing Transfer Services” has the meaning set forth in Section 3.5.2.

1.135. “Material Anti-Corruption Law Violation” means a violation of an Anti-Corruption Law relating to the subject matter of this Agreement that would, if it were publicly known, be reasonably likely to have a material adverse effect on a Party or on the reputation of the Party because of its relationship with the other Party.

1.136. “Net Sales” means, with respect to a Licensed Product in a particular country in the Licensee Territory and a particular period of time, the gross sales recorded by the Licensee or any of its Affiliates or Sublicensees for such Licensed Product sold to Third Parties, less the following deductions specifically related to such Licensed Product and actually taken or applied, in the case of both gross sales and deductions as determined in accordance with GAAP:

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1.136.1. normal trade and cash discounts;

1.136.2. amounts repaid or credited by reasons of defects, rejections, recalls or returns;

1.136.3. fees, rebates and chargebacks to customers and Third Parties (including Medicare, Medicaid, Managed Healthcare, including managed care or pharmacy benefit management companies, and similar types of rebates), and distribution fees paid to wholesalers and any other Third Party administrative fees;

1.136.4. amounts provided or credited to customers through coupons and other discount programs;

1.136.5. delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates and retroactive price reductions;

1.136.6. costs of outbound freight, insurance, and other transportation charges directly related to the distribution of such Licensed Product to the purchaser;

1.136.7. compensation paid to non-Affiliate distributors and wholesalers for maintaining agreed inventory level and providing information; and

1.136.8. other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with GAAP.

Such deductions shall be booked on an accrual basis by the Licensee and its Affiliates and Sublicensees under GAAP to calculate the recorded net sale from gross sales. In no event shall any particular amount of deduction identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of reductions). With respect to the calculation of Net Sales: (a) Net Sales only include the value charged or invoiced on an arm’s length sale to a Third Party and sales between or among the Licensee and its Affiliates and Sublicensees will be disregarded for the purposes of calculating Net Sales unless such Affiliate or Sublicensee is the end-user of such Licensed Product; and (b) if the Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under GAAP are met, or when payment is received, whichever is earlier.

1.137. “Non-Breaching Party” has the meaning set forth in Section 10.2.1.

1.138. “Notice Period” has the meaning set forth in Section 10.2.1.

1.139. “Original Agreement” has the meaning set forth in the recitals hereto.

1.140. “Original Effective Date” means March 30, 2016.

1.141. “Party” and “Parties” have the meaning set forth in the preamble hereto.

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1.142. “Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all associated exclusivities, extensions or restorations by existing or future exclusivity, extension or restoration mechanisms, including post-grant proceedings, revalidations, re-issues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights subsisting anywhere in the world, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents ((a), (b), (c) and (d)).

1.143. “Payment” has the meaning set forth in Section 5.5.1.

1.144. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.145. “PHSA” means the Public Health Service Act as set forth at 42 U.S.C. Chapter 6A, as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.146. “President Arbitrator” has the meaning set forth in Section 11.5.2(b).

1.147. “Prosecuting Party” has the meaning set forth in Section 6.2.1.

1.148. “Qualifications” has the meaning set forth in Section 11.5.2(b).

1.149. “Quality Agreement” means the Clinical Quality Agreement or Eisai Territory Commercial Quality Agreement, as applicable.

1.150. “Regulatory Approval” means, with respect to a particular Licensed Product and a particular country, any and all approvals (including approvals of Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country, including, where applicable: (a) pricing or reimbursement approval in such country; (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto); and (c) labeling approval.

1.151. “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of the Licensed Compound or Licensed Products, including the FDA in the United States and the EMA in the European Union.

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1.152. “Regulatory Documentation” means all: (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals) and (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; in each case relating to the Licensed Compound or a Licensed Product.

1.153. “Representatives” has the meaning set forth in Section 8.4.

1.154. “Senior Officer” means, with respect to Eisai, the chief executive officer or a designee who directly reports to him or her, and with respect to the Licensee, the chief executive officer or a designee who directly reports to him or her.

1.155. “Sublicensee” means a Person, other than an Affiliate, to which the Licensee grants a sublicense under the grants in Section 2.1 as provided in Section 2.3.

1.156. “Supply Agreement” means the Clinical Supply Agreement or the Eisai Territory Commercial Supply Agreement, as applicable.

1.157. “Term” means the Initial Term, plus any Extension Term.

1.158. “Termination Notice” has the meaning set forth in Section 10.2.1.

1.159. “Territory” means: (a) in relation to Eisai, the Eisai Territory; and (b) in relation to the Licensee, the Licensee Territory.

1.160. “Third Party” means any Person other than Eisai, the Licensee and their respective Affiliates.

1.161. “Third Party Claims” has the meaning set forth in Section 9.1.

1.162. “Third Party Infringement Claim” has the meaning set forth in Section 6.4.1.

1.163. “Third Party Patent Right” has the meaning set forth in Section 6.6.

1.164. “Trademark” means any word, name, logo, tagline, slogan, symbol, device, design, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark or collective mark, that functions as an identifier of source, origin or quality, in each case, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.165. “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

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1.166. “United States CTCL Regulatory Costs” means the FTE Costs incurred and the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates with respect to obtaining Regulatory Approval of the Existing Licensed Product in the United States for the CTCL Indication that are incurred or recorded after the pre-BLA meeting with the FDA with respect to the Existing Licensed Product in the United States for the CTCL Indication.

1.167. “US CTCL Regulatory Matters” has the meaning set forth in Section 4.2.1(b).

1.168. “Unresolved Joint Subcommittee Matter” has the meaning set forth in Section 4.4.1.

1.169. “Unresolved JSC Matter” has the meaning set forth in Section 4.4.2.

1.170. “VAT” has the meaning set forth in Section 5.5.2.

1.171. “Working Team” has the meaning set forth in Section 4.6.

ARTICLE 2
GRANT OF RIGHTS

2.1. Grants to Licensee.

2.1.1. Eisai Technology and Eisai Regulatory Documentation. Subject to Section 2.4.1, as of the Original Effective Date, Eisai hereby grants, and shall procure that each of its relevant Affiliates shall grant, to the Licensee an exclusive (including with regard to Eisai and its Affiliates) license (or sublicense) under the Eisai Technology, and an exclusive (including with regard to Eisai and its Affiliates) license and right of reference under the Eisai Regulatory Documentation, in each case with the right to grant sublicenses and further rights of reference in accordance with Section 2.3 to: (a) Exploit (other than to Develop, Manufacture, have Manufactured, make or have made) the Licensed Compound and Licensed Products in the Field in the Licensee Territory; (b) Develop the Licensed Compound and Licensed Products in the Field anywhere in the world solely for the purposes of obtaining or maintaining Regulatory Approvals for (i) the Licensed Compound and Licensed Products in the Field in the Licensee Territory or (ii) any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; (c) Manufacture, have Manufactured, make and have made the Licensed Compound and Licensed Products anywhere in the world solely for the purposes of Developing, obtaining or maintaining Regulatory Approvals for, or Commercializing the Licensed Compound and Licensed Products in the Field in the Licensee Territory; (d) Commercialize any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; and (e) perform its obligations under this Agreement, including any agreements entered into pursuant to this Agreement. For purposes of the use of Regulatory Approval in connection with clause (b)(ii) above, the term “Licensed Product” in the definition of Regulatory Approval shall be deemed to be a reference to “Licensee Proprietary Product”.

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2.1.2. Eisai Trademarks. Subject to Section 2.4.1, as of the Original Effective Date, Eisai hereby grants, and shall procure that each of its relevant Affiliates shall grant, to the Licensee an exclusive (including with regard to Eisai and its Affiliates) license (or sublicense) under the Eisai Trademarks, with the right to grant sublicenses in accordance with Section 2.3, to exercise the rights grants to the Licensee under Section 2.1.1.

2.1.3. Eisai Territory Licensed Product Trademarks. Subject to Section 2.4.1, as of the Original Effective Date, Eisai hereby grants, and shall procure that each of its relevant Affiliates shall grant, to the Licensee a non-exclusive license (or sublicense) under the Eisai Territory Product Trademarks, with the right to grant sublicenses solely to any licensee or sublicensee of the Licensee’s rights with respect to the applicable Licensee Proprietary Product, to Commercialize any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product in the Eisai Territory.

2.2. Grants to Eisai.

2.2.1. Licensee Technology and Licensee Regulatory Documentation. Subject to Section 2.4.2, as of the Original Effective Date, the Licensee hereby grants, and shall procure that each of its relevant Affiliates shall grant, to Eisai an exclusive (including with regard to the Licensee and its Affiliates) license under the Licensee Technology, and an exclusive (including with regard to the Licensee and its Affiliates) license and right of reference under the Licensee Regulatory Documentation, in each case with the right to grant sublicenses and further rights of reference in accordance with Section 2.3, to: (a) Exploit (other than to Develop, Manufacture, have Manufactured, make or have made) the Licensed Compound and Licensed Products in the Field in the Eisai Territory; (b) Develop the Licensed Compound and Licensed Products in the Field anywhere in the world solely for the purposes of obtaining or maintaining Regulatory Approvals for (i) the Licensed Compound and Licensed Products in the Field in the Eisai Territory or (ii) any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; (c) Manufacture, have Manufactured, make and have made the Licensed Compound and Licensed Products anywhere in the world solely for the purposes of Developing, obtaining or maintaining Regulatory Approvals for, or Commercializing the Licensed Compound and Licensed Products in the Field in the Eisai Territory; (d) Commercialize any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; and (e) perform its obligations under this Agreement, including any agreements entered into pursuant to this Agreement. For purposes of the use of Regulatory Approval in connection with clause (b)(ii) above, the term “Licensed Product” in the definition of Regulatory Approval shall be deemed to be a reference to “Eisai Proprietary Product”.

2.2.2. Licensee Trademarks. Subject to Section 2.4.2, as of the Original Effective Date, the Licensee hereby grants, and shall procure that each of its relevant Affiliates shall grant, to Eisai a non-exclusive license (or sublicense) under the Licensee Trademarks, with the right to grant sublicenses solely to any licensee or sublicensee of Eisai’s rights with respect to the applicable Eisai Proprietary Product, to Commercialize any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product in the Licensee Territory.

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2.2.3. Eisai Technology, Eisai Trademarks and Eisai Regulatory Documentation. Subject to Section 2.4.2, as of the Original Effective Date until full assignment of Eisai’s rights and delegation of Eisai’s obligations under the Distribution Agreements with respect to the Distribution Products to Licensee, the Licensee hereby grants, and shall procure that each of its relevant Affiliates shall grant, to Eisai a non-exclusive license (or sublicense) under the Eisai Technology and Eisai Trademarks, and a non-exclusive license and right of reference under the Eisai Regulatory Documentation, in each case, with the right to grant sublicenses and further rights of reference as necessary to maintain Eisai’s compliance with the Distribution Agreements, solely to the extent necessary under the Distribution Agreements.

2.3. Sublicenses.

2.3.1. Right to Sublicense. Subject to Section 2.3.2, each Party shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 2.1 and Section 2.2 (as applicable) to:

(a) its Affiliates;

(b) with respect to Eisai, any other Persons; and

(c) with respect to the Licensee, any other Persons; provided that any sublicenses to such other Persons shall be subject to the prior written consent of Eisai, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that with respect to any sublicense to a contract manufacturer or supplier for a Licensed Product that would not involve the disclosure of any Eisai Trade Secret, Eisai shall provide its response to any request for such consent within [***] ([***]) Business Days after the Licensee’s request with respect thereto; provided, further, that any sublicense to such other Persons that would involve the disclosure of any Eisai Trade Secret shall be subject to the prior written consent of Eisai, which may be withheld, conditioned or delayed in its sole discretion.

2.3.2. Sublicense Terms. Any sublicenses granted pursuant to Section 2.3.1 shall be consistent with, and subject to, the terms and conditions of this Agreement. Each Party shall cause each of its sublicensees to comply with the applicable terms and conditions of this Agreement, as if such sublicensee were a Party to this Agreement, and shall be responsible to the other Party for the actions and inactions of its sublicensees. Each Party hereby waives any requirement that the other Party exhaust any right, power or remedy, or proceed against any sublicensee of the first Party for any obligation or performance under this Agreement prior to proceeding directly against the sublicensing Party. Any sublicense granted pursuant to Section 2.3.1 shall terminate immediately if the relevant sublicensee commits or omits to do any act which would, if committed or omitted by a Party, be a material breach of this Agreement, or would give rise to a right of termination pursuant to Section 10.2.

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2.4. Reservation of Rights.

2.4.1. No Other Rights Granted by Eisai. Notwithstanding anything to the contrary in this Agreement but subject to Section 2.6.2, Eisai retains, on behalf of itself and its Affiliates, rights in and to the Eisai Technology, the Eisai Regulatory Documentation and the Eisai Trademarks to: (a) Develop, Manufacture, have Manufactured, make and have made the Licensed Compound and Licensed Products anywhere in the world solely for the purposes of (i) obtaining or maintaining Regulatory Approvals for, or Commercializing, the Licensed Compound and Licensed Products in the Field in the Eisai Territory or (ii) obtaining or maintaining Regulatory Approvals for any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; (b) Commercialize any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; and (c) perform its obligations under this Agreement, including any agreements entered into pursuant to this Agreement. Except as expressly provided herein, Eisai grants no other right or license, including any rights or licenses to the Eisai Technology, the Eisai Regulatory Documentation, the Eisai Trademarks, the Eisai Territory Product Trademarks or other Intellectual Property Rights. In no event shall the Licensee or any of its Affiliates obtain any right or license to any Intellectual Property Rights with respect to any Eisai Proprietary Product under this Agreement. For purposes of the use of Regulatory Approval in connection with clause (a)(ii) above, the term “Licensed Product” in the definition of Regulatory Approval shall be deemed to be a reference to “Eisai Proprietary Product”.

2.4.2. No Other Rights Granted by the Licensee. Notwithstanding anything to the contrary in this Agreement but subject to Section 2.6.1, the Licensee retains, on behalf of itself and its Affiliates, rights in and to the Licensee Technology and the Licensee Regulatory Documentation to: (a) Develop, Manufacture, have Manufactured, make and have made the Licensed Compound and Licensed Products anywhere in the world solely for the purposes of (i) obtaining or maintaining Regulatory Approvals for, or Commercializing, the Licensed Compound and Licensed Products in the Field in the Licensee Territory or (ii) obtaining or maintaining Regulatory Approvals for any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; (b) Commercialize any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world; and (c) perform its obligations under this Agreement, including any agreements entered into pursuant to this Agreement. Except as expressly provided herein, the Licensee grants no other right or license, including any rights or licenses to the Licensee Technology, the Licensee Regulatory Documentation, the Licensee Trademarks or any other Intellectual Property Rights. In no event shall Eisai or any of its Affiliates obtain any right or license to any Intellectual Property Rights with respect to any Licensee Proprietary Product under this Agreement. For purposes of the use of Regulatory Approval in connection with clause (a)(ii) above, the term “Licensed Product” in the definition of Regulatory Approval shall be deemed to be a reference to “Licensee Proprietary Product”.

2.5. Covenant Not to Sue.

2.5.1. Covenant Not to Sue the Licensee. Eisai hereby covenants not to assert or cause to be asserted, and will cause its Affiliates not to assert or cause to be asserted, against the Licensee or any of the Licensee’s Affiliates or Sublicensees, any claim of infringement under any Eisai Covenant Patent solely with respect to the exercise of the rights granted to the Licensee under Section 2.1.1. If Eisai or any of its Affiliates licenses, assigns or otherwise transfers any Eisai Covenant Patent to a Third Party, then Eisai or its Affiliate, as applicable, will require such licensee, assignee or transferee to be bound by a covenant substantially identical to the covenant made by Eisai in this Section 2.5.1.

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2.5.2. Covenant Not to Sue Eisai. The Licensee hereby covenants not to assert or cause to be asserted, and will cause its Affiliates not to assert or cause to be asserted, against Eisai or any of Eisai’s Affiliates or Sublicensees, any claim of infringement under any Licensee Covenant Patent solely with respect to the exercise of the rights granted to Eisai under Section 2.2. If the Licensee or any of its Affiliates licenses, assigns or otherwise transfers any Licensee Covenant Patent to a Third Party, then the Licensee or its Affiliate, as applicable, will require such licensee, assignee or transferee to be bound by a covenant substantially identical to the covenant made by the Licensee in this Section 2.5.2.

2.6. Exclusivity and Territorial Restrictions.

2.6.1. Licensee. The Licensee shall not, and shall not permit any of its Affiliates or any of its and their licensees, Sublicensees, or distributors to, distribute, market, promote, offer for sale, or sell the Licensed Products, directly or indirectly, to any Person for use outside the Field outside the Licensee Territory. If the Licensee or any of its Affiliates receives or becomes aware of the receipt by a licensee, Sublicensee or distributor of any orders for any Licensed Products for commercial use outside the Field outside the Licensee Territory, the Licensee shall notify Eisai thereof and shall cause such recipient to refer such orders to Eisai.

2.6.2. Eisai. Eisai shall not, and shall not permit any of its Affiliates or any of its and their licensees or distributors to, distribute, market, promote, offer for sale or sell the Licensed Products, directly or indirectly, to any Person for use in the Field in the Licensee Territory. If Eisai or any of its Affiliates receives or becomes aware of the receipt by a (sub)licensee or distributor of any orders for any Licensed Product for commercial use in the Field in the Licensee Territory, Eisai shall notify the Licensee thereof and shall cause such recipient to refer such orders to the Licensee.

2.7. India Option. At any time prior to the filing of a Drug Approval Application for the Exploitation of the Existing Licensed Product in the United States (the “India Option Period”), the Licensee may, upon [***] ([***]) Business Days’ written notice to Eisai elect to add India to the Licensee Territory (the “India Option”). If the Licensee timely elects the India Option during the India Option Period, then thereafter for the purposes of this Agreement, the term “Licensee Territory” shall include India and the term “Eisai Territory” shall not include India.

2.8. India Restriction. Prior to the filing of a Drug Approval Application for the Exploitation of the Existing Licensed Product in the United States, Eisai must not Commercialize the Licensed Compound or Licensed Products in India without the prior written consent of the Licensee.

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2.9. Technical Document and Know-How Transfer. Eisai shall, and shall procure that each of its relevant Affiliates shall, provide to the Licensee the Know-how, Regulatory Documentation (including Eisai Existing Regulatory Documentation for the Licensee Territory) and other documents relating to the Existing Licensed Product and the Discontinued Product set forth on Schedule 2.9 in the form, and by the delivery date, set forth on Schedule 2.9. In addition, Eisai will use Commercially Reasonable Efforts to provide the Licensee any other documentation reasonably requested by the Licensee that embodies any Eisai Technology or Eisai Regulatory Documentation relating to the Licensee Territory. The Licensee shall reimburse Eisai for the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates related to the provision of any Know-how, Regulatory Documentation or other documents pursuant to this Section 2.9 within [***] ([***]) days after receipt of an invoice with respect thereto. For clarity, this Section 2.9 contains Eisai’s obligation to deliver the documents and information set forth on Schedule 2.9 and Eisai’s obligations to provide knowledge transfer and support are set forth in Section 3.2.2 and Section 3.5.2.

2.10. Distribution Agreements.

(a) Eisai shall use good faith efforts to obtain (or, if requested in writing by Licensee, assist Licensee in obtaining) (i) a written acknowledgement from [***] of Eisai’s right to partially assign Eisai’s rights and delegate Eisai’s obligations, under the [***] Agreements with respect to the Distribution Products to Licensee and (ii) written consent from [***] to partially assign Eisai’s rights and delegate Eisai’s obligations under the [***] Agreement with respect to the Distribution Products to Licensee. If any such acknowledgement or consent is not obtained within [***] ([***]) days after the Original Effective Date, Eisai shall continue to use its good faith efforts to obtain such acknowledgement or consent, and Eisai shall cooperate with Licensee in any lawful and economically feasible arrangement (including subcontracting) to provide that Licensee shall receive the interest of Eisai in any such Distribution Agreement with respect to the Distribution Products; provided that Licensee shall fulfill any obligations for which Licensee would have been responsible if such acknowledgement or consent had been obtained, subject to the indemnification obligations of Eisai in Section 9.2. Eisai shall hold in trust for and pay to Licensee, promptly upon receipt thereof, all income, proceeds and other monies received by Eisai or any of its Affiliates in connection with the distribution of the Distribution Products under the Distribution Agreements.

(b) Effective upon obtaining such written acknowledgement or consent as described in Section 2.10(a) with respect to the [***] Agreements or the [***] Agreement, as applicable, Eisai hereby assigns to Licensee all of Eisai’s rights and delegates to Licensee all of Eisai’s obligations, in each case, under the [***] Agreements or the [***] Agreement, as applicable, with respect to the Distribution Products and Licensee hereby accepts such assignment and assumes such obligations.

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ARTICLE 3
DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES

3.1. Development.

3.1.1. In General. Except as provided in Section 3.1.2, Section 3.1.3, and Section 3.2, as between the Parties, (a) subject to clause (c) and (d), Licensee shall have the sole right and responsibility, at its sole expense, for all aspects of the Development of the Licensed Compound and Licensed Products for Commercialization in the Field in the Licensee Territory, (b) Eisai shall have the sole right and responsibility, at its sole expense, for all aspects of the Development of the Licensed Compound and Licensed Products for Commercialization in the Field in the Eisai Territory, (c) Licensee shall have the sole right and responsibility, at its sole expense, for all aspects of the Development of any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world and (d) Eisai shall have the sole right and responsibility, at its sole expense, for all aspects of the Development of any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world. Neither Party shall perform any Development activities, other than pre-clinical research activities, with respect to the Licensed Compound nor the Licensed Products except as set forth in the ‘302 Development Plan, CMC Development Plan, Eisai Territory Development Plan or Licensee Territory Development Plan, as applicable.

3.1.2. ‘302 Development Activities.

(a) Eisai shall use Commercially Reasonable Efforts to perform the ‘302 Development Activities in compliance with the ‘302 Development Plan. Either Party, through its representatives on the JSC, may propose amendments to the ‘302 Development Plan from time to time. Any and all such amendments to the ‘302 Development Plan shall be subject to approval by the JSC as set forth in Section 4.1.1. No amendment to the ‘302 Development Plan will be effective unless approved by the JSC in accordance with Section 4.1.1, including the dispute resolution procedures set forth in Section 4.4. All amendments to the ‘302 Development Plan must be in writing.

(b) After completing the clinical trial described in the ‘302 Development Plan, after internal Eisai review of the first draft of the Final ‘302 Development Report, Eisai shall provide the Licensee with a copy of each additional draft of the Final ‘302 Development Report that Eisai distributes within Eisai for review and comment. Eisai shall consider in good faith any comments provided by the Licensee within the comment period provided for the internal Eisai reviewers; provided that any dispute regarding whether or not to implement any of the Licensee’s comments with respect to any draft of the Final ‘302 Development Report (each, a “Final ‘302 Development Report Dispute”) shall be submitted to the JSC for resolution. Eisai shall implement any of the Licensee’s comments with respect to any draft of the Final ‘302 Development Report that has been approved by the JSC (including, if applicable, in accordance with Section 4.4.2(g)).

3.1.3. CMC Development Activities.

(a) Within [***] ([***]) days after the Original Effective Date, the Parties shall finalize the CMC Development Plan.

(b) Eisai shall use Commercially Reasonable Efforts to perform the CMC Development Activities in compliance with the CMC Development Plan. Either Party, through its representatives on the JSC, may propose amendments to the CMC Development Plan from time to time. Any and all such amendments to the CMC Development Plan shall be subject to approval by the JSC as set forth in Section 4.1.1. No amendment to the CMC Development Plan will be effective unless approved by the JSC in accordance with Section 4.1.1, including the dispute resolution procedures set forth in Section 4.4. All amendments to the CMC Development Plan must be in writing.

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(c) After completing the activities necessary to generate the data and information necessary for the deliverables described in the CMC Development Plan, after internal Eisai review of the first draft of the Final CMC Development Report, Eisai shall provide the Licensee with a copy of each additional draft of the Final CMC Development Report that Eisai distributes within Eisai for review and comment. Eisai shall consider in good faith any comments provided by the Licensee within the comment period provided for the internal Eisai reviewers; provided that any dispute regarding whether or not to implement any of the Licensee’s comments with respect to any draft of the Final CMC Development Report (each, a “Final CMC Development Report Dispute”) shall be submitted to the JSC for resolution. Eisai shall implement any of the Licensee’s comments with respect to any draft of the Final CMC Development Report that has been approved by the JSC (including, if applicable, in accordance with Section 4.4.2(g)).

3.1.4. ‘302 Development Costs. Subject to this Section 3.1.4, Licensee shall reimburse Eisai for its ‘302 Development Costs.

(a) Eisai shall report to Licensee, within [***] ([***]) days after the end of each Calendar Quarter, the ‘302 Development Costs incurred by Eisai or any of its Affiliates during such Calendar Quarter. Each such report shall (i) specify in reasonable detail all amounts included in ‘302 Development Costs during such Calendar Quarter (broken down by activity) and the corresponding budgeted expenses for such Calendar Quarter and (ii) include an invoice for the ‘302 Development Costs incurred by Eisai or any of its Affiliates during such Calendar Quarter and copies of any invoices or other supporting documentation for any payments to a Third Party that individually exceed [***] Dollars ($[***]) (or such other amount approved by the JSC). Eisai agrees to provide upon request copies of invoices and details to Licensee on any invoices not otherwise submitted to Licensee to enable Licensee to comply with its tax, auditing and other obligations. The Parties shall seek to resolve any questions related to such reports and invoice details within [***] ([***]) days following the Licensee’s receipt of Eisai’s report hereunder. Subject to clause (b) below, within [***] ([***]) days after the later of (i) the receipt of any report and (ii) the resolution of any questions with respect to any report, Licensee shall reimburse Eisai for the ‘302 Development Costs set forth in such report; it being understood and agreed that all undisputed amounts shall be payable within [***] ([***]) days after the receipt of the applicable report referred to in clause (i) above.

(b) Unless otherwise agreed by the Parties in writing, in no event shall the Licensee be obligated to reimburse Eisai for more than (i) [***] Dollars ($[***]) in ‘302 Development Costs , with respect to the ‘302 Development Plan, as it exists as of the Original Effective Date or as the ‘302 Development Plan may be amended to enable Eisai to provide the Licensee the deliverables set forth in ‘302 Development Plan as of the Original Effective Date in accordance with the timeframe set forth therein, or if FDA requires changes to the ‘302 Development Plan due to changes in the manufacturing site. For clarity, unless otherwise agreed by the Parties in writing, Licensee shall reimburse Eisai for its ‘302 Development Costs resulting from any other amendment to the ‘302 Development Plan.

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3.1.5. Eisai Territory Development Plan. As soon as reasonably practicable after the Original Effective Date, and in any event within [***] ([***]) days after the Original Effective Date, Eisai shall provide the JSC with a copy of its plan for the Development of the Licensed Compound and Licensed Products for Commercialization in the Eisai Territory or any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world, other than the ‘302 Development Activities and the CMC Development Activities (the “Eisai Territory Development Plan”), which Eisai Territory Development Plan shall be subject to approval by the JSC as set forth in Section 4.1.3. Eisai, through its representatives on the JSC, may propose amendments to the Eisai Territory Development Plan from time to time. Any and all such amendments to the Eisai Territory Development Plan shall be subject to approval by the JSC as set forth in Section 4.1.3. Neither the initial Eisai Territory Development Plan nor any amendment to the Eisai Territory Development Plan will be effective unless approved by the JSC in accordance with Section 4.1.3, including the dispute resolution procedures set forth in Section 4.4. All amendments to the Eisai Territory Development Plan must be in writing.

3.1.6. Licensee Territory Development Plan. As soon as reasonably practicable after the Original Effective Date, and in any event within [***] ([***]) days after the Original Effective Date, the Licensee shall provide the JSC with a copy of its plan for the Development of the Licensed Compound and Licensed Products for Commercialization in the Licensee Territory or any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product anywhere in the world, other than the ‘302 Development Activities and the CMC Development Activities (the “Licensee Territory Development Plan”), which Licensee Territory Development Plan shall be subject to approval by the JSC as set forth in Section 4.1.3. Licensee, through its representatives on the JSC, may propose amendments to the Licensee Territory Development Plan from time to time. Any and all such amendments to the Licensee Territory Development Plan shall be subject to approval by the JSC as set forth in Section 4.1.3. Neither the initial Licensee Territory Development Plan nor any amendment to the Licensee Territory Development Plan will be effective unless approved by the JSC in accordance with Section 4.1.3, including the dispute resolution procedures set forth in Section 4.4. All amendments to the Licensee Development Plan must be in writing.

3.1.7. Licensee Development Diligence. Subject to Eisai’s performance of the ‘302 Development Activities and the CMC Development Activities, Licensee shall use Commercially Reasonable Efforts to Develop a Licensed Product for the United States for the CTCL Indication.

3.1.8. Development Records. Each Party shall, and shall cause its Affiliates to, maintain, in good scientific manner, complete and accurate books and records pertaining to its Development of the Licensed Compound and the Licensed Products, in sufficient detail to verify compliance with its obligations under this Agreement. Such books and records shall: (a) be appropriate for patent and regulatory purposes; (b) be in compliance with Applicable Law; (c) properly reflect all work done and results achieved in the performance of its Development activities hereunder, including all data and other information obtained in the performance of such activities; and (d) record only such activities and not include or be commingled with records of activities outside the scope of this Agreement. Eisai shall provide the Licensee electronic access to such books and records in Eisai or any of its Affiliate’s possession that relate to the CMC Development Activities and the ‘302 Development Activities via a secure file transfer protocol site or other similar site, which site Eisai shall update at least once a Calendar Quarter. Except to the extent prohibited by Applicable Law, promptly after Eisai files the BLA for the Existing Licensed Product for the CTCL Indication in the United States, Eisai shall transfer to the Licensee or its designated Affiliate the original version (or, where the transfer of the original version is prohibited by Applicable Law, a copy) of all such books and records that relate to the CMC Development Activities and the ‘302 Development Activities (except that Eisai may retain a copy of the same). Each Party shall retain a copy of all such books and records for at least [***] ([***]) years after the expiration or termination of this Agreement or for such longer period as may be required by Applicable Law. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect all records of the other Party maintained pursuant to this Section 3.1.8.

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3.1.9. FTE Reports. In addition, Eisai shall record and account for (on a monthly and position-by-position basis) its FTE effort with respect to its FTE Activities performed under this Agreement, in each case, consistent with past practice and in the same manner as used for other products developed by Eisai, unless otherwise agreed by the Parties in writing.

3.1.10. Development Reports. Without limiting Section 3.1.8, within [***] ([***]) days of the end of the first and third Calendar Quarter of each Contract Year during which a Party is performing, or causing to be performed, Development activities in relation to the Licensed Compound or Licensed Product, such Party shall provide the JSC with a reasonably detailed written report of the Development activities it has performed, or caused to be performed, in respect of the Licensed Compound or Licensed Product since the preceding report (or, with respect to the first such report, since the Original Effective Date), and the future Development activities it expects to initiate in respect of the Licensed Compound or Licensed Product during the following twelve (12)-month period. In the case of any report submitted by Eisai to Licensee, each such report shall contain sufficient detail to enable the Licensee to assess Eisai’s compliance with the obligations set forth in Section 3.1.2 and Section 3.1.3.

3.1.11. Compliance with Applicable Law. Each Party shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the Development of the Licensed Compound and Licensed Products.

3.2. Regulatory Activities.

3.2.1. In General.

(a) Except as otherwise set forth in this Section 3.2, the Licensee shall have the exclusive right, at its own cost, to prepare, submit to Regulatory Authorities in the Licensee Territory, obtain, and maintain Drug Approval Applications based on the regulatory strategy therefor approved by the JSC and other submissions (including INDs) for the Licensed Products in the Field in the Licensee Territory, and to conduct communications with the Regulatory Authorities with respect thereto and all Regulatory Documentation for the Licensed Products in the Licensee Territory shall be owned by, and shall be the sole property and held in the name of, Licensee or its designated Affiliate. For clarity, any Eisai Know-how included or referenced in any such Regulatory Documentation shall remain the exclusive property of Eisai or its applicable Affiliate.

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(b) Except as otherwise set forth in this Section 3.2, Eisai shall have the exclusive right, at its own cost, to prepare, submit to Regulatory Authorities in the Eisai Territory, obtain, and maintain Drug Approval Applications based on the regulatory strategy therefor approved by the JSC, and other submissions (including INDs) for the Licensed Products in the Field in the Eisai Territory, and to conduct communications with the Regulatory Authorities with respect thereto and all Regulatory Documentation for the Licensed Products in the Eisai Territory shall be owned by, and shall be the sole property and held in the name of, Eisai or its designated Affiliate. For clarity, any Licensee Know-how included or referenced in any such Regulatory Documentation shall remain the exclusive property of the Licensee or its applicable Affiliate.

(c) Except as otherwise set forth in this Section 3.2, the Licensee shall have the exclusive right to prepare, submit to Regulatory Authorities, obtain, and maintain all INDs necessary to conduct any Development activities set forth in the Licensee Territory Development Plan, and to conduct communications with the Regulatory Authorities with respect thereto and all such INDs shall be owned by, and shall be the sole property and held in the name of, the Licensee or its designated Affiliate.

(d) Eisai shall (i) prepare, submit to Regulatory Authorities, obtain, and maintain all INDs necessary to conduct the ‘302 Development Activities and the CMC Development Activities, and (ii) have the exclusive right to prepare, submit to Regulatory Authorities, obtain, and maintain all INDs necessary to conduct any Development activities set forth in the Eisai Territory Development Plan, and in each case ((i) and (ii)), subject to Section 3.2.2, to conduct communications with the Regulatory Authorities with respect thereto and, subject to Section 3.2.3, all such INDs shall be owned by, and shall be the sole property and held in the name of, Eisai or its designated Affiliate.

3.2.2. Initial Regulatory Approval in the United States for CTCL Indication.

(a) Eisai shall use Commercially Reasonable Efforts to obtain Regulatory Approval of the Existing Licensed Product in the United States for the CTCL Indication. For clarity, if any additional non-clinical studies or clinical trials other than the ‘302 Development Activities, the CMC Development Activities and the non-clinical studies or clinical trials that have been completed by or on behalf of Eisai prior to the Original Effective Date are required by the FDA to grant Regulatory Approval of the Existing Licensed Product in the United States for the CTCL Indication, Eisai shall have no obligation to file the BLA for the Existing Licensed Product in the United States for the CTCL Indication, or engage in communications with the FDA with respect thereto, unless and until such additional non-clinical or clinical trials have been completed by or on behalf of Licensee.

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(b) Subject to Section 3.2.2(d), Eisai shall provide the JDC with copies of the BLA for, and other material or substantive submissions or communications to the FDA relating to, the Existing Licensed Product for the CTCL Indication in the United States a reasonable amount of time prior to the anticipated date for the submission or communication to allow the JDC to review and approve such BLA or other submission or communication. Eisai shall not submit the BLA for, or any other material or substantive submission or communication to the FDA relating to, the Existing Licensed Product for the CTCL Indication in the United States that has not been approved by the JDC (including, if applicable, in accordance with Section 4.4.2(g)) or the Expedited Procedures, if applicable; provided, that if Eisai has complied with the approval procedures set forth in Section 4.4 or the Expedited Procedures, as applicable, and, due to the Licensee’s failure to comply with the procedures under Section 4.4 of the Expedited Procedures, as applicable, such approval is not provided prior to the applicable required response date and Eisai is not able to obtain, through reasonable effort, an extension of such response date, Eisai may submit such BLA or other material or substantive submission or communication to the FDA without such approval.

(c) Subject to Section 3.2.2(d), Eisai shall notify the JDC reasonably in advance of the date of any anticipated meeting with the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States. The JDC shall agree in advance on the objectives to be accomplished at, the agenda for, and, if appropriate, the script for, each such meeting. Upon the Licensee’s reasonable request, Eisai shall, to the extent permitted by the FDA, permit the Licensee to attend meetings between Eisai and the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States and shall, if requested by Licensee, request that the FDA allow at least one (1) representative of the Licensee to attend, and, to the extent provided in the applicable agreed agenda or script, participate in such meetings. Eisai shall use good faith efforts to provide the Licensee with an opportunity to be present at, as an observer, to the extent practical, any unscheduled or ad-hoc meetings with the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States, provided that if an applicable agenda or script is agreed to by both Parties prior to any unscheduled or ad hoc meetings, Licensee may participate in such meetings to the extent provided therein.

(d) Within [***] ([***]) after the Original Effective Date, senior regulatory representatives from each Party shall agree in good faith on written expedited procedures for the approval of material or substantive submissions or communications to the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States or, with respect to any meeting with the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States, the objectives to be accomplished at, and the agenda for, and, if appropriate, the script for, each such meeting, to the extent that an expedited review is necessary to enable Eisai to comply with Applicable Law or requirements of the FDA (such matters “Expedited Matters” and such procedures, “Expedited Procedures”). The allocation of final-decision making authority between the Parties with respect to the Expedited Matters shall be the same as the allocation set forth in Section 4.4.2(g) with respect to US CTCL Regulatory Matters. Each Party shall comply with the applicable Expedited Procedures with respect to each Expedited Matter.

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(e) Licensee shall reimburse Eisai for its United States CTCL Regulatory Costs. Eisai shall report to Licensee, within [***] ([***]) days after the end of each Calendar Quarter, the United States CTCL Regulatory Costs incurred by Eisai or any of its Affiliates during such Calendar Quarter. Each such report shall (i) specify in reasonable detail all amounts included in such United States CTCL Regulatory Costs during such Calendar Quarter (broken down by activity) and the corresponding budgeted expenses for such Calendar Quarter and (ii) include an invoice for United States CTCL Regulatory Costs incurred by Eisai or any of its Affiliates during such Calendar Quarter and copies of any invoices or other supporting documentation for any payments to a Third Party (including filings fees) that individually exceed [***] Dollars ($[***]) (or such other amount approved by the JSC). Eisai agrees to provide upon request copies of invoices and details to Licensee on any invoices not otherwise submitted to Licensee to enable Licensee to comply with its tax, auditing and other obligations. The Parties shall seek to resolve any questions related to such reports within [***] ([***]) days following the Licensee’s receipt of Eisai’s report hereunder. Within [***] ([***]) days after the later of (A) the receipt of any report and (B) the resolution of any questions with respect to any report, Licensee shall reimburse Eisai for the United States CTCL Regulatory Costs set forth in such report; it being understood and agreed that all undisputed amounts shall be payable within [***] ([***]) days after the receipt of the applicable report referred to in clause (A) above.

3.2.3. Transfer of BLA and INDs. Promptly after the earlier of (a) Regulatory Approval of the Existing Licensed Product in the United States for the CTCL Indication and (b) Eisai’s receipt of a complete response letter from the FDA with respect to the BLA filed by Eisai with the FDA for the Existing Licensed Product for the CTCL Indication, Eisai shall assign, and shall cause its Affiliates to assign, to the Licensee all of Eisai’s and its Affiliates’ right, title and interest in and to such BLA and any INDs with respect to the Existing Licensed Product in the Licensee Territory and all related Regulatory Documentation with respect thereto; provided, that with respect to a complete response letter that only identifies minor deficiencies with respect to the BLA for the Existing Licensed Product in the United States for the CTCL Indication, then, at the Licensee’s option, Eisai shall either (x) assign, and shall cause its Affiliates to assign, to the Licensee all of Eisai’s and its Affiliates’ right, title and interest in and to such BLA and any INDs with respect to the Existing Licensed Product in the Licensee Territory and all related Regulatory Documentation with respect thereto or (y) retain such BLA and any INDs and use Commercially Reasonable Efforts to resubmit such BLA to correct such deficiency. Where Licensee elects to have Eisai retain such BLA and INDs and use Commercially Reasonable Efforts to resubmit such BLA to correct minor deficiencies, the first sentence of this Section 3.2.3 shall apply with respect to additional FDA action. During the [***] ([***]) months after any such assignment, at the Licensee’s reasonable request, Eisai shall provide the Licensee reasonable knowledge transfer and support as necessary for the Licensee to Develop Licensed Products in the Field in the Licensee Territory or prepare, obtain and maintain any Regulatory Approvals for the Licensed Products in the Field in the Licensee Territory; provided, that in no event shall Eisai be required to provide the Licensee more than [***] ([***]) hours of such knowledge transfer and support. For clarity, Eisai’s support obligations with respect to the transfer of the Manufacturing Process shall be as set forth in Section 3.5.2. The Licensee shall reimburse Eisai for the FTE Costs incurred and the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates pursuant to this Section 3.2.3 within [***] ([***]) days after receipt of an invoice with respect thereto. Save as otherwise agreed by the Parties, the JSC shall be responsible for discussing, planning and coordinating any technical transfer services pursuant to this Section 3.2.3 and any responses to a complete response letter from the FDA with respect to the BLA filed by Eisai.

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3.2.4. Access to Regulatory Documentation. Except to the extent prohibited by Applicable Law, and without limiting Section 3.1.10, each Party shall, promptly following receipt of a request from the other Party, deliver to the other Party a copy of all Regulatory Documentation Controlled by the first Party or any of its Affiliates which relates to the Licensed Compound or Licensed Products in the Field in the other Party’s Territory and which the requesting Party requires to, or which are necessary or reasonably useful for the requesting Party to, exercise the rights granted to it under Section 2.1.1 or Section 2.2, as applicable.

3.2.5. [Intentionally left blank.]

3.2.6. Communications and Filings with Regulatory Authorities. The provisions of this Section 3.2.6 shall not apply with respect to Eisai’s activities under Section 3.2.2(a), which shall be governed by Section 3.2.2(b), Section 3.2.2(c) or Section 3.2.2(d), as applicable. Each Party shall, subject to Applicable Law and except to the extent a need for exigent action prevents it from doing so, provide the other Party with copies of each Drug Approval Application or other submission or communication to a Regulatory Authority relating to the Licensed Compound or a Licensed Product in its own Territory a reasonable amount of time prior to the anticipated date for the submission or communication to allow the other Party to review and comment on such Drug Approval Application, submission or communication, and the first Party shall consider all reasonable comments and proposed revisions from the other Party in good faith in connection with effecting such submission or communication. The first Party shall consult with the other Party regarding, and keep the other Party reasonably informed of, the status of the preparation of all Drug Approval Applications it submits relating to a Licensed Product, Regulatory Authority review of any such Drug Approval Application, and all approvals of Drug Approval Applications or other Regulatory Approvals and other submissions (including INDs) that it obtains with respect to a Licensed Product in its Territory. Upon the other Party’s reasonable request, and subject to Applicable Law, the first Party shall provide to the other Party full, complete and correct copies of all final Drug Approval Applications it submits in its Territory. The first Party shall consult with the other Party reasonably in advance of the date of any anticipated meeting with a Regulatory Authority relating to the Licensed Compound or a Licensed Product and shall consider any timely and reasonable recommendations made by the other Party in preparation for such meeting. Upon the other Party’s reasonable request, the first Party shall, to the extent permitted by the relevant Regulatory Authority, permit the other Party to attend particular meetings between the first Party and any Regulatory Authority in the first Party’s Territory relating to the Licensed Compound or a Licensed Product if such meeting is anticipated to address a matter that does, or may be reasonably expected to, impact the Exploitation of the Licensed Compound or a Licensed Product in the other Party’s Territory and shall, where necessary, request that the applicable Regulatory Authority allow at least one (1) representative of the other Party to attend, solely as an observer, such meetings; provided that the foregoing shall not apply to informal meetings or unscheduled teleconferences or meetings or teleconferences otherwise intended by the Regulatory Authority to be between it and the first Party’s representatives only. The other Party shall strictly follow the first Party’s instructions with respect to any such meeting that it attends pursuant to this Section 3.2.6 and shall not discuss the contents of any such meeting with any Regulatory Authority in the first Party’s Territory except as required by Applicable Law or authorized by the first Party in writing.

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3.2.7. Recalls, Suspensions or Withdrawals. Each Party shall notify the other Party promptly following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Field in the first Party’s Territory and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, the first Party shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Field in its Territory; provided that prior to any implementation of such a recall, market suspension, or market withdrawal, the first Party shall consult with the other Party and shall consider the other Party’s reasonable comments in good faith. If a recall, market suspension, or market withdrawal of a Licensed Product in the Field in a Party’s Territory is mandated by a Regulatory Authority in such Territory, then, as between the Parties, such Party shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions, or market withdrawals undertaken pursuant to this Section 3.2.7, each Party shall, as between the Parties, be solely responsible for the execution and costs thereof in its own Territory.

3.2.8. Pharmacovigilance Agreement; Global Safety Database. No later than the earlier of (a) the date that is [***] ([***]) months before the date Licensee files an IND for a clinical study with respect to any Licensed Product and (b) the date that Eisai files the BLA for the Existing Licensed Product for the CTCL Indication in the United States, the Parties shall enter into a separate written pharmacovigilance agreement providing details related to managing and reporting adverse events in respect of the Licensed Compound or any Licensed Product that occur during clinical studies and other safety and reporting practices and procedures in compliance with all Applicable Laws. Each Party shall, at its sole cost, establish, hold and maintain the safety database for Licensed Products in its respective Territory. Each Party shall provide the other Party with information in the possession and Control of the first Party as necessary for the other Party to comply with its pharmacovigilance responsibilities in respect of the Licensed Compound and the Licensed Products in its Territory, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. section 312.32 or 600.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States) from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies, and commercial experiences with a Licensed Product, in each case, in the form reasonably requested by the other Party.

3.3. Commercialization.

3.3.1. Responsibility. The Licensee shall, as between the Parties, be solely responsible for the Commercialization of the Licensed Products in the Field throughout the Licensee Territory at the Licensee’s own cost and Eisai shall, as between the Parties, be solely responsible for the Commercialization of the Licensed Products throughout the Eisai Territory at Eisai’s own cost. The Licensee shall use Commercially Reasonable Efforts to Commercialize a Licensed Product in the United States for the CTCL Indication.

3.3.2. Booking of Sales; Distribution. Each Party shall be responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts), and warehousing and distributing the Licensed Products (including Licensed Products that are used in concomitant or sequential administration with a Licensee Proprietary Product or an Eisai Proprietary Product, as the case may be) in the Field in its Territory and performing or causing to be performed all related services. Subject to Section 3.2.7, each Party shall handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Field in its Territory.

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3.3.3. Commercialization Plans.

(a) At least [***] ([***]) days prior to the anticipated first commercial sale of a Licensed Product in the Licensee Territory, the Licensee shall provide the JCC with a copy of its plan for the Commercialization of the Licensed Products in the Licensee Territory (the “Licensee Territory Commercialization Plan”). At least once each Contract Year, the Licensee shall provide the JCC with an updated Licensee Territory Commercialization Plan that reflects all amendments and updates to the previously provided Licensee Territory Commercialization Plan.

(b) At least [***] ([***]) days prior to the anticipated first commercial sale of a Licensed Product in the Eisai Territory, Eisai shall provide the JCC with a copy of its plan for the Commercialization of the Licensed Products in the Eisai Territory (the “Eisai Territory Commercialization Plan”). At least once each Contract Year, Eisai shall provide the JCC with an updated Eisai Territory Commercialization Plan that reflects all amendments and updates to the previously provided Eisai Territory Commercialization Plan.

3.3.4. Commercialization Reports. Within [***] ([***]) days of the end of the first and third Calendar Quarter of each Contract Year during which the Licensee is conducting Commercialization activities hereunder, the Licensee shall provide the JSC with reasonably detailed written reports of the Commercialization activities it has performed, or caused to be performed, in respect of the Licensed Product since the preceding report (or, with respect to the first such report, since the Original Effective Date), and the future Commercialization activities it expects to initiate in respect of the Licensed Product during the following twelve (12)-month period.

3.4. Compliance with Applicable Law. Each Party shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the Exploitation of Licensed Products.

3.5. Supply of Licensed Compound and Licensed Products.

3.5.1. In General. As between the Parties, each Party shall, at its own cost, be solely responsible for the Manufacture and supply of the Licensed Compound and Licensed Products for all of its Development and Commercialization activities under this Agreement. Subject to Section 3.5.3 and Section 3.5.4, neither Party shall have any obligation to supply the other Party with any quantities of Licensed Compound or Licensed Product. Promptly after the Original Effective Date, the Parties shall discuss in good faith the Manufacture and supply plan for the Licensed Compound and the Existing Licensed Product for Commercialization in the Licensee Territory, which shall take into account the Manufacturing Process transfer as set forth in Section 3.5.2 and as well as timing of approval of additional permitted Manufacturing sites that Licensee may designate.

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3.5.2. Manufacturing Process Transfer. Eisai shall, when and as reasonably requested by the Licensee in writing, transfer, at the Licensee’s sole expense, to the Licensee or its permitted designee (which designee may be an Affiliate, Sublicensee or a permitted Third Party manufacturer) the Know-how related to the then-current process for the Manufacture of the Licensed Compound and the Existing Licensed Product (the “Manufacturing Process”) and, subject to Section 3.1.8, Regulatory Documentation. In addition, Eisai shall, as reasonably requested by the Licensee and subject to this Section 3.5.2, provide such support, at the Licensee’s sole expense, as may be necessary or reasonably useful to the Licensee or its designee to use and practice the Manufacturing Process (the “Manufacturing Transfer Services”). The Licensee shall reimburse Eisai for the FTE Costs incurred and the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates related to the transfer of the Manufacturing Process or provision of Manufacturing Transfer Services within [***] ([***]) days after receipt of an invoice with respect thereto. Save as otherwise agreed by the Parties, the JMC shall be responsible for discussing, planning and coordinating any technical transfer services pursuant to this Section 3.5.2.

3.5.3. Clinical Supply Agreement. Eisai shall have the right at any time upon written notice to the Licensee to elect to have the Licensee supply Eisai with some or all of its requirements of Licensed Products for its Development activities under this Agreement. If Eisai provides such notice to the Licensee, then the Parties shall, through the JMC, use diligent efforts to negotiate and execute a manufacturing and supply agreement pursuant to which the Licensee, or its designated subcontractor, Sublicensee or Affiliate, would supply Licensed Products to Eisai for its Development activities under this Agreement (the “Clinical Supply Agreement”), and a related quality agreement (the “Clinical Quality Agreement”) within [***] ([***]) days after Eisai provides such notice. The Clinical Supply Agreement and Clinical Quality Agreement shall contain terms and conditions that are usual and customary for a clinical supply agreement or related quality agreement, as applicable, between companies in the pharmaceutical/biological industry of comparable size and expertise to the respective Parties; provided, that purchase price payable by Eisai to the Licensee for Licensed Products under the Clinical Supply Agreement shall be equal to the Licensee’s Cost of Goods for such Licensed Products.

3.5.4. Eisai Territory Commercial Supply Agreement. Eisai shall have the right at any time upon written notice to the Licensee to elect to have the Licensee supply Eisai with some or all of its requirements of Licensed Compound or Licensed Products for Commercialization in the Eisai Territory. If Eisai provides such notice to the Licensee, then the Parties shall, through the JMC, use diligent efforts to negotiate and execute a manufacturing and supply agreement pursuant to which the Licensee, or its designated subcontractor, Sublicensee or Affiliate, would supply Licensed Compound or Licensed Products to Eisai for Commercialization in the Eisai Territory (the “Eisai Territory Commercial Supply Agreement”), and a related quality agreement (the “Eisai Territory Commercial Quality Agreement”) within [***] ([***]) days after Eisai provides such notice. The Eisai Territory Commercial Supply Agreement and Eisai Territory Commercial Quality Agreement shall contain terms and conditions that are usual and customary for a commercial supply agreement or related quality agreement, as applicable, between companies in the pharmaceutical/biological industry of comparable size as expertise to the respective Parties.

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3.5.5. Failure to Agree on Supply Agreement or Quality Agreement. If a Supply Agreement (or related Quality Agreement) has not been agreed and executed within the applicable period set forth in Section 3.5.3 or Section 3.5.4, as applicable, then the determination of the final terms and conditions of such Supply Agreement (or related Quality Agreement) shall be subject to the applicable dispute resolution procedures in Section 4.4.2(g).

3.6. Subcontracting. Eisai may subcontract with a Third Party to perform any or all of its rights or obligations hereunder. The Licensee may subcontract with a Third Party to perform any or all of its rights or obligations hereunder (including by appointing one (1) or more distributors); provided that any subcontracting by the Licensee that would involve the disclosure of any Eisai Trade Secret shall be subject to the prior written consent of Eisai, which may be withheld, conditioned or delayed in its sole discretion.

3.7. Assumption of Activities upon a Change of Control of Eisai. If Eisai undergoes a Change of Control prior to the completion of the ‘302 Development Activities or the CMC Development Activities or the assignment of the BLA and INDs to the Licensee pursuant to Section 3.2.3, then not later than [***] ([***]) Business Days following the public announcement of such Change of Control of Eisai, Eisai shall provide written notice to the Licensee of such transaction. In the event of any such Change of Control, the Licensee shall have the right, in its sole discretion, to (a) assume control of (i) the ‘302 Development Activities and the CMC Development Activities and (ii) obtaining Regulatory Approval of the Existing Licensed Products in the United States for the CTCL Indication and (b) have the BLA and INDs assigned to the Licensee, by notifying Eisai of such election within [***] ([***]) days after receipt of such notice. If the Licensee makes such election, then:

(a) Eisai shall use Commercially Reasonable Efforts to effect a smooth and orderly transition of the ‘302 Development Activities and the CMC Development Activities to the Licensee and the Licensee shall thereafter use Commercially Reasonable Efforts to perform such activities;

(b) the Licensee shall use Commercially Reasonable Efforts to obtain Regulatory Approval of the Existing Licensed Product in the United States for the CTCL Indication, and the provision of Section 3.2.2 shall apply mutatis mutandis;

(c) the Parties shall enter into good faith negotiations with regard to compensating the Licensee for any expenses the Licensee may incur due to the Licensee’s assumption of the control of the ‘302 Development Activities or the CMC Development Activities;

(d) Eisai shall no longer have any obligations under Section 3.1.2, Section 3.1.3 or Section 3.2.2;

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(e) Eisai shall assign the BLA (or any in-process draft BLA, if applicable) and INDs to the Licensee pursuant to Section 3.2.3;

(f) notwithstanding Section 4.4.2(a), the Licensee shall have the right to make the final decision with respect to the Development Plans, unless such amendment would decrease the scope of the activities to be performed under the Development Plans, in which case the proposed amendment shall be deemed rejected; and

(g) notwithstanding Section 4.4.2(g), the Licensee shall have the right to make the final decision on any US CTCL Regulatory Matter.

ARTICLE 4
GOVERNANCE

4.1. Joint Steering Committee. Within [***] ([***]) days after the Original Effective Date, the Parties shall establish a joint committee (the “Joint Steering Committee” or “JSC”), which shall consist of at least two (2) executive-level representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Party it represents with respect to the issues falling within the jurisdiction of the JSC; provided, that no Senior Officer may be a representative to the JSC. Simultaneously with establishing the JSC, the Parties shall identify their initial representatives. From time to time, each Party may substitute one (1) or more of its representatives to the JSC with a suitably qualified substitute on written notice to the other Party. The JSC shall have the responsibilities and authority allocated to it in this Section 4.1 and shall operate by the procedures set forth in Section 4.3. Neither the JSC nor any Joint Subcommittee shall have any decision-making authority other than as explicitly set forth in this Section 4.1 or Section 4.2, as applicable, and all such decision-making authority shall be subject to the dispute resolution procedures in Section 4.4. The JSC shall:

4.1.1. review and approve any and all amendments to the ‘302 Development Plan or the CMC Development Plan(for the avoidance of doubt, the JSC will not be responsible for managing or controlling ‘302 Development Activities or CMC Development Activities);

4.1.2. review and approve the regulatory strategy for Licensed Products in the Licensee Territory;

4.1.3. review and approve the initial Licensee Territory Development Plan, the initial Eisai Territory Development Plan and any and all updates or amendments to either of the foregoing;

4.1.4. discuss whether any proposed Development activities under the Licensee Territory Development Plan or the Eisai Territory Development Plan should be jointly funded by the Parties;

4.1.5. review and approve the regulatory strategy for Licensed Products in the Eisai Territory;

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4.1.6. review and discuss the proposed labeling of each Licensed Product in each country in either Territory;

4.1.7. monitor the performance of the Development of the Licensed Compound and Licensed Products in the Field in the Licensee Territory and Eisai Territory, including by reviewing the conduct of the Development activities and reviewing Development reports as provided in Section 3.1.10;

4.1.8. monitor the performance of the Commercialization of Licensed Products in the Field in the Licensee Territory and Eisai Territory, including by reviewing the conduct of the Commercialization activities and reviewing Commercialization reports as provided in Section 3.3.3;

4.1.9. serve as a forum for discussing matters, and attempting to resolve disputes, disagreements or other issues arising under this Agreement and referred by the Parties that the Joint Subcommittees or Alliance Managers are unable to resolve;

4.1.10. coordinate the Parties’ activities under this Agreement;

4.1.11. discuss, plan and coordinate any technical transfer services pursuant to Section 3.2.3 or Section 3.5.2 not otherwise planned or coordinated by the JDC or JMC;

4.1.12. if Licensee elects the India Option pursuant to Section 2.7, discuss feasibility of Eisai or its Affiliates co-promoting or co-marketing the Licensed Products in India;

4.1.13. resolving Final ‘302 Development Report Disputes and Final CMC Development Report Disputes; and

4.1.14. perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

4.2. Joint Subcommittees. Within fifteen (15) days after the Original Effective Date, the Parties shall establish (a) a joint development committee (“Joint Development Committee” or “JDC”), (b) a joint manufacturing committee (“Joint Manufacturing Committee” or “JMC”), and (c) a joint intellectual property committee (“Joint IP Committee” or “JIPC”). The JSC may, at its option establish a joint commercialization committee (“Joint Commercialization Committee” or “JCC,” and together with the JDC, JMC and JIPC, the “Joint Subcommittees”). Each Joint Subcommittee shall consist of (i) with respect to the JDC and JMC, at least two (2) representatives from each of the Parties, and (ii) with respect to the JIPC and JCC, at least one (1) representative from each of the Parties, in each case ((i) and (ii)), each with the requisite experience to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the relevant Joint Subcommittee; provided, that no Senior Officer may be a representative to a Joint Subcommittee. Simultaneously with establishing each such Joint Subcommittee, the Parties shall identify their initial representatives to such Joint Subcommittee. Each Subcommittee shall have the responsibilities and authority allocated to it in this Section 4.2 and shall operate by the procedures set forth in Section 4.3. If any Joint Subcommittee is not established, then the JSC shall have the responsibilities allocated to such Joint Subcommittee and any reference to such Joint Subcommittee in this Agreement shall be deemed to be a reference to the JSC. No Joint Subcommittee shall have authority that exceeds the authority granted to the JSC.

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4.2.1. Joint Development Committee. The JDC shall have the following responsibilities:

(a) develop the overall strategic objectives and plans, including objectives and plans with respect to Regulatory Approval(s), for the Development of the Licensed Products in the Field in the Licensee Territory and Eisai Territory and submit the same to the JSC for review and approval, if applicable;

(b) except with respect to Expedited Matters, which shall be reviewed and approved in accordance with the applicable Expedited Procedures, review and approve (i) the BLA for, and any other material or substantive submissions or communications to the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States and (ii) with respect to any meeting with the FDA relating to, the Existing Licensed Product for the CTCL Indication in the United States, the objectives to be accomplished at, the agenda for, and, if appropriate, the script for, each such meeting (such review and approval responsibilities, “US CTCL Regulatory Matters”);

(c) oversee and coordinate the transfer of Know-how, Regulatory Documentation and other documents pursuant to Section 2.9 that are not related to the Manufacturing Process;

(d) review and approve clinical protocols for any clinical trial to be conducted by or on behalf of either Party under this Agreement;

(e) review Eisai Territory Development Plan with respect to activities that may impact the Licensee Territory;

(f) review Licensee Territory Development Plan with respect to activities that may impact the Eisai Territory; and

(g) after the execution of the pharmacovigilance agreement pursuant to Section 3.2.8, oversee global safety data exchange and pharmacovigilance-related matters for the Licensed Products in accordance with such agreement.

4.2.2. Joint Manufacturing Committee. The JMC shall have the following responsibilities (for the avoidance of doubt, the JMC will not be responsible for managing or controlling CMC Development Activities):

(a) oversee any manufacturing technical transfer services pursuant to Section 3.5.2;

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(b) oversee and coordinate the transfer of Know-how, Regulatory Documentation and other documents pursuant to Section 2.9 that are related to the Manufacturing Process;

(c) manage the supply chain for the Licensed Compound and Licensed Products;

(d) negotiate and determine the final terms and conditions of any Supply Agreement (or related Quality Agreement) elected by Eisai in accordance with Section 3.5.3 or Section 3.5.4, as applicable; and

(e) serve as a forum for discussing any quality-related issues with respect to the Licensed Compound or Licensed Products.

4.2.3. Joint Commercialization Committee. The JCC shall have the following responsibilities:

(a) discuss and review the Licensee Territory Commercialization Plan and the Eisai Territory Commercialization Plan;

(b) discuss any new Trademark (other than an Eisai Trademark or any Corporate Name) that the Licensee wishes to use on or in connection with the Exploitation of any Licensed Product in the Licensee Territory; and

(c) discuss any new Trademark (other than a Licensee Trademark, Eisai Trademark or any Corporate Name) that Eisai wishes to use on or in connection with the Exploitation of any Licensed Product anywhere in the world.

4.2.4. Joint Intellectual Property Committee. The JIPC shall have the following responsibilities:

(a) determine the worldwide strategy for the prosecution and maintenance of the Eisai Patents and the Licensee Patents to maximize the commercial potential of the Licensed Products (the “IP Strategy”); and

(b) discuss and agree with respect to ownership of any inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of Eisai or its Affiliates or its or their (sub)licensees, as applicable, on the one hand, and Licensee, or its Affiliates or its or their (sub)licensees, as applicable, in each case, under or in connection with this Agreement and the responsibility for the prosecution, maintenance, enforcement and defense of any Patents with respect thereto.

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4.3. General Provisions Applicable to Committees.

4.3.1. Meetings and Minutes. The JSC and any Joint Subcommittee (each, a “Committee”) shall meet (a) with respect to the JSC, not less than once every [***] ([***]) months and (b) with respect to any Joint Subcommittee, at least once each Calendar Quarter, in each case of ((a) and (b)), unless otherwise agreed by the Parties. The location of such meetings shall alternate between locations designated by the Licensee and locations designated by Eisai. The chairman of the JSC for the Contract Year of the Original Effective Date and the chairman of each Joint Subcommittee for the Contract Year in which such Joint Subcommittee was created shall be appointed by Eisai, and thereafter the power to appoint the chairman shall alternate each Contract Year between the Licensee and Eisai. The chairperson of each Committee shall be responsible for calling meetings on no less than [***] ([***]) Business Days’ notice unless exigent circumstances require shorter notice. The chairman of a Committee shall call a meeting of such Committee promptly upon the reasonable request of the other Party. Each Party shall make all proposals for agenda items at least [***] ([***]) Business Days in advance of the applicable meeting and shall provide all appropriate information with respect to such proposed items at least [***] ([***]) Business Days in advance of the applicable meeting; provided that under exigent circumstances requiring input by a Committee a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting (or at the meeting) or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting (which consent shall not be unreasonably withheld, conditioned or delayed). The chairperson of each Committee shall arrange for the preparation and circulation for review and approval of the Parties minutes of each meeting within [***] ([***]) days of the meeting. The Parties shall agree on the minutes of each meeting promptly, but in any event prior to the next meeting of such Committee.

4.3.2. Procedural Rules. Each Committee shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of a Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representatives of the Parties on each Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. Subject to Section 4.4.3 and, with respect to the JSC, Section 4.4.1, each Committee shall take action by unanimous consensus of the representatives present at a meeting at which a quorum exists. Alliance Managers or other employees or consultants of a Party who are not representatives of the Parties on a Committee may attend meetings of such Committee, as applicable; provided, however, that such attendees: (a) shall not vote or otherwise participate in the decision-making process of such Committee; and (b) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 7.

4.4. JSC and Joint Subcommittee Dispute Resolution.

4.4.1. Unresolved Joint Subcommittee Matters. If any Joint Subcommittee is unable to reach a consensus with respect to any matter under the jurisdiction of such Joint Subcommittee within [***] ([***]) Business Days of initially considering such matter (each an “Unresolved Joint Subcommittee Matter”), then the Unresolved Joint Subcommittee Matter shall be referred to the JSC.

4.4.2. Unresolved JSC Matters. Except as provided otherwise in Section 3.5.5, if the JSC is unable to reach a consensus with respect to any matter under the jurisdiction of the JSC within [***] ([***]) Business Days of initially considering such matter (each an “Unresolved JSC Matter”), then

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(a) subject to Section 3.7(e), if the Unresolved JSC Matter relates to the approval of any amendment to the Development Plans, or the approval of any clinical protocol for any clinical trial set forth therein, such Unresolved JSC Matter shall be referred to the Senior Officers for attempted resolution by good faith negotiations during a period of [***] ([***]) Business Days from the date of such referral, or such longer period as the Senior Officers may agree in writing. Any final decision mutually agreed to in writing by the Senior Officers shall be conclusive and binding on the Parties. If such Senior Officers are unable to reach a decision regarding such Unresolved JSC Matter within such [***] ([***])-Business Day period (or such longer period as the Senior Officers may agree in writing), then the Licensee shall have the right to make the final decision on such Unresolved JSC Matter unless: (i) such amendment would decrease the scope of the activities to be performed under the Development Plans, or (ii) with respect to any amendment that is not required by the FDA in order to obtain or maintain an approved BLA for the Existing Licensed Product for the CTCL Indication in the United States, (A) Eisai would need to hire additional personnel to implement such amendment without impacting any other programs of Eisai or any of its Affiliates, (B) such amendment would require that Eisai or any of its Affiliates purchase or acquire access to any additional equipment or Intellectual Property Rights, or (C) such amendment would reasonably be expected to adversely impact patient safety as demonstrated by written scientific evidence, in which case ((i) or (ii)), the proposed amendment shall be deemed rejected;

(b) subject to Section 4.4.2(d) and Section 4.4.2(g), if the Unresolved JSC Matter relates to (i) the regulatory strategy for the Licensee Territory or (ii) the approval of the initial Licensee Territory Development Plan or any amendment thereto, or the approval of any clinical protocol for any clinical trial set forth therein, in either case ((i) or (ii)),the Licensee shall have the right to make the final decision on such Unresolved JSC Matter;

(c) subject to Section 4.4.2(e), if the Unresolved JSC Matter relates to (i) the regulatory strategy for the Eisai Territory or (ii) the approval of the initial Eisai Territory Development Plan or any amendment thereto, or the approval of any clinical protocol for any clinical trial set forth therein, in either case ((i) or (ii)), Eisai shall have the right to make the final decision on such Unresolved JSC Matter;

(d) if the Unresolved JSC Matter relates to the initiation or continuation of any Development activities under the Licensee Territory Development Plan that Eisai reasonably believes may result in unreasonable safety risks for patients or subjects, then such activity shall, as applicable, either not be initiated by or on behalf of the Licensee or shall be terminated by the Licensee as promptly as possible in accordance with Applicable Law and with due regard to patient safety;

(e) if the Unresolved JSC Matter relates to the initiation or continuation of any Development activities under the Eisai Territory Development Plan that Licensee reasonably believes may result in unreasonable safety risks for patients or subjects, then such activity shall, as applicable, either not be initiated by or on behalf of the Eisai or shall be terminated by the Eisai as promptly as possible in accordance with Applicable Law and with due regard to patient safety;

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(f) if the Unresolved JSC Matter relates to the IP Strategy for a Patent, then the Prosecuting Party with respect to such Patent shall have the right to make a final decision regarding the strategy for the prosecution and maintenance of such Patent;

(g) subject to Section 3.7(f), if the Unresolved JSC Matter relates to any US CTCL Regulatory Matter, any Final ‘302 Development Report Dispute or any Final CMC Development Report Dispute, such Unresolved JSC Matter shall be referred to the Senior Officers for attempted resolution by good faith negotiations during a period of [***] ([***]) Business Days from the date of such referral, or such longer period as the Senior Officers may agree in writing. Any final decision mutually agreed to in writing by the Senior Officers shall be conclusive and binding on the Parties. If such Senior Officers are unable to reach a decision regarding such Unresolved JSC Matter within such [***] ([***])-Business Day period (or such longer period as the Senior Officers may agree in writing), then the Licensee shall have the right to make the final decision on such Unresolved JSC Matter unless Eisai provides written, quantitative evidence that the Licensee’s approach would reasonably be expected to (i) adversely impact patient safety as demonstrated by written scientific evidence; provided, that this clause (i) shall not apply with respect to disputes regarding the proposed labeling for the Existing Licensed Product for the CTCL Indication in the United States, (ii) result in the FDA not approving the BLA for the Existing Licensed Product for the CTCL Indication in the United States or a substantial delay in such approval or (iii) materially adversely impact the reputation of Eisai or any of its Affiliates, in which case ((i), (ii) or (iii)), Eisai shall have the right to make the final decision on such Unresolved JSC Matter; provided that if Eisai undergoes a Change of Control, the exception to the Licensee’s final decision-making authority set forth in the foregoing clause (ii) shall no longer apply;

(h) if the Unresolved JSC Matter relates to a Supply Agreement or Quality Agreement, such Unresolved JSC Matter shall be referred to the Senior Officers for attempted resolution by good faith negotiations during a period of [***] ([***]) Business Days from the date of such referral, or such longer period as the Senior Officers may agree in writing. Any final decision mutually agreed to in writing by the Senior Officers shall be conclusive and binding on the Parties. If such Senior Officers are unable to reach a decision regarding such Unresolved JSC Matter within such [***] ([***])-Business Day period (or such longer period as the Senior Officers may agree in writing), then no action shall be taken on such Unresolved JSC Matter; and

(i) if the Unresolved JSC Matter involves any other matter, such Unresolved JSC Matter shall be referred to the Senior Officers for attempted resolution by good faith negotiations during a period of [***] ([***]) Business Days from the date of such referral, or such longer period as the Senior Officers may agree in writing. Any final decision mutually agreed to in writing by the Senior Officers shall be conclusive and binding on the Parties. If such Senior Officers are unable to reach a decision regarding an Unresolved JSC Matter within such [***] ([***])-Business Day period (or such longer period as the Senior Officers may agree in writing), then the Unresolved JSC Matter shall be resolved through binding arbitration in accordance with Section 11.5.2.

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4.4.3. Limitations on Authority. Without limitation to the foregoing, the Parties hereby agree that matters explicitly reserved to the consent, approval or other decision-making authority of one (1) or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of each Committee, including: (a) amendment, modification or waiver of compliance with this Agreement (which may only be amended or modified as provided in Section 11.8 or compliance with which may only be waived as provided in Section 11.12 ); and (b) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of either or both Parties in this Agreement that are not required by this Agreement to be considered by a Committee prior to the exercise of such consent, approval or other decision-making authority. The JSC’s and each Joint Subcommittee’s role as a forum for reviewing, monitoring or discussing items set out in Section 4.1 or Section 4.2, as applicable, shall not include any authority to make binding decisions regarding such items.

4.5. Discontinuation; Disbandment; Annual Reports. Each Committee shall continue to exist until the Parties mutually agree to disband such Committee. Upon the occurrence of the foregoing: (a) such Committee shall disband, have no further responsibilities or authority under this Agreement and will be considered dissolved by the Parties; and (b) any requirement of a Party to provide Know-how or other materials to such Committee shall be deemed a requirement to provide such Know-how or other materials to the other Party and the Party with final decision-making authority pursuant to Section 4.4.2 shall, after consultation with the other Party and taking the other Party’s comments, if any, into consideration in good faith, have the right to decide all matters that were subject to the review or approval by such Committee.

4.6. Working Teams. From time to time, each Committee may establish and delegate duties to other subcommittees or working teams (each, a “Working Team”) as it deems necessary to achieve the objectives of this Agreement; provided that: (a) each such Working Team shall have equal representation from each Party; (b) the activities of such Working Team shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Team; and (c) in no event shall the authority of any such Working Team exceed that specified for the Committee that established such Working Team under this Agreement.

4.7. Alliance Managers. Each Party shall appoint an individual (each an “Alliance Manager”) who shall oversee contact between the Parties for all matters between meetings of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Original Effective Date. A Party may replace the individual serving as its Alliance Manager at any time by notice in writing to the other Party. The Alliance Managers shall work together to manage and facilitate communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.

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ARTICLE 5

PAYMENTS AND RECORDS

5.1. Upfront Payment. Licensee shall pay to Eisai the following consideration as an upfront payment, which shall be nonrefundable:

5.1.1. US$[***] million shall be due and payable within [***] ([***]) days after September 29, 2017; and

5.1.2. US$[***] million shall be due and payable within [***] ([***]) days after Eisai’s written notice to Licensee of Eisai’s submission of the application for the Type C meeting with FDA related to CMC.

5.2. Milestones.

5.2.1. Development and Regulatory Milestones. In consideration of the rights granted by Eisai to the Licensee hereunder, the Licensee shall pay to Eisai the following payments within [***] ([***]) days after the achievement of each of the following milestone events, which shall be non-refundable, non-creditable and fully earned upon the achievement of the applicable milestone event:

Milestone Event	Milestone Payment
First approval by the FDA of a Biologics License Application (submitted under subsection (a) of Section 351 of the PHSA) for a Licensed Product for the CTCL Indication.	US$6 million, save that the payment shall be increased by US$1 million (to US$7 million in total) if, prior to approval by the FDA of the BLA for a Licensed Product, the Licensee exercises the India Option pursuant to Section 2.7.
Achieving US$[***] in cumulative Net Sales of Licensed Products in the Licensee Territory.	US$[***] million.
Achieving US$[***] in cumulative Net Sales of Licensed Products in the Licensee Territory.	US$[***] million.
Achieving US$[***] in cumulative Net Sales of Licensed Products in the Licensee Territory.	US$[***] million.
Achieving US$[***] in cumulative Net Sales of Licensed Products in the Licensee Territory; provided, that such milestone shall only be due and payable if occurring during the Extension Term.	US$[***] million.

The milestone payments set out above shall each be payable only once in total, irrespective of the number of Licensed Products which are the subject of a BLA (and the number of Indications for any single Licensed Product). The Parties acknowledge and agree that the [***] dollar ($[***]) exclusivity fee paid to Eisai by the Licensee pursuant to that certain letter agreement between the Parties dated November 20, 2015, as amended and extended, shall be set-off against the first milestone payment made hereunder.

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5.2.2. Determination That Milestones Have Occurred. The Licensee shall notify Eisai promptly of the achievement of each of the events identified as a milestone event in Section 5.2.1 and Eisai shall invoice the Licensee for the corresponding milestone payment within [***] ([***]) days after receipt of such notice. In the event that, notwithstanding the fact that the Licensee has not provided Eisai such a notice, Eisai believes that any such milestone has been achieved, it shall so notify the Licensee in writing and the Parties shall promptly meet and discuss in good faith whether such milestone has been achieved. Any dispute under this Section 5.2.2 regarding whether or not such a milestone has been achieved shall be subject to resolution in accordance with Section 11.5.

5.3. Reports and Reconciliation. Following the first commercial sale of a Licensed Product in the Licensee Territory pursuant to this Agreement until the payment of all milestone payments pursuant to Section 5.2.1, the Licensee shall, within [***] ([***]) days of the end of each Contract Year, report to Eisai the Net Sales with respect to all Licensed Products in the Licensee Territory during such Contract Year. Such report shall specify in reasonable detail all deductions in the calculation of Net Sales.

5.4. Mode of Payment; Offsets. All payments to Eisai under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as Eisai may from time to time designate by notice to the Licensee. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales), the Licensee shall convert any amount expressed in a foreign currency into Dollar equivalents using its or its Affiliate’s, as applicable, standard conversion methodology consistent with GAAP. The Licensee shall have no right to offset, set off or deduct any amounts from or against the amounts due to Eisai hereunder.

5.5. Taxes.

5.5.1. General. The milestone payments and other amounts payable by the Licensee to Eisai pursuant to this Agreement (each a “Payment”) shall be paid free and clear of any and all taxes (which, for clarity, shall be the responsibility of the Licensee), except for any withholding taxes required by Applicable Law. Except as provided in this Section 5.4, Eisai shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from the Payments and remitted by the Licensee) levied on account of, or measured in whole or in part by reference to, any Payments it receives. The Licensee shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Eisai is entitled under any applicable tax treaty to a reimbursement of, reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to the Licensee or the appropriate Governmental Authority (with the assistance of the Licensee to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reimburse the withholding, reduce the applicable rate of withholding or relieve the Licensee of its obligation to withhold such tax and the Licensee shall seek or issue such reimbursement, as applicable, apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that, in the case of any reduction of rate of, or elimination of, applicable withholding tax, the Licensee has received evidence of Eisai’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] ([***]) days prior to the time that the applicable Payment is due. If, in accordance with the foregoing, the Licensee withholds any amount, it shall pay to Eisai the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Eisai proof of such payment within [***] ([***]) days of such payment.

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5.5.2. Value Added Tax. Notwithstanding anything contained in Section 5.5.1, this Section 5.5.2 shall apply with respect to value added tax (“VAT”). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, the Licensee shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by Eisai in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and [***] ([***]) days after the receipt by the Licensee of the applicable invoice relating to that VAT payment.

5.6. Interest on Late Payments. If any payment due under this Agreement is not paid when due, then the Licensee shall pay interest thereon (before and after any judgment) at a rate (but with interest accruing on a daily basis) of [***] percent ([***]%) per annum or the maximum rate allowable by Applicable Law, whichever is lower, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

5.7. Financial Records. The Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of Net Sales, in sufficient detail to calculate and verify all amounts payable hereunder. The Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, retain such books and records of Net Sales until the latest of: (a) the end of the Term; (b) [***] ([***]) years after the end of the period to which such books and records pertain; (c) the expiration of the applicable tax statute of limitations (or any extensions thereof); and (d) such longer period as may be required by Applicable Law. The Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, retain such books and records (except books and records of Net Sales) until the latest of: (x) [***] ([***]) years after the end of the period to which such books and records pertain; (y) the expiration of the applicable tax statute of limitations (or any extensions thereof); and (z) such longer period as may be required by Applicable Law.

5.8. Audit. At the request of Eisai, the Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, permit Eisai or an independent auditor designated by Eisai and reasonably acceptable to the Licensee, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 5.6 to ensure the accuracy of all reports and payments made hereunder, provided that this may occur no more than one (1) time per Contract Year unless an audit reveals, with respect to a period, a variance of more than [***] percent ([***]%) from the reported amounts for such period, in which case Eisai or an independent auditor designated by Eisai may conduct an additional audit during such Contract Year. Upon its completion, Eisai shall provide a copy of the final audit report to the Licensee. Except as provided below, the cost of the audit shall be borne by Eisai, unless the audit reveals, with respect to a period, a variance of more than [***] percent ([***]%) from the reported amounts for such period, in which case the Licensee shall bear the cost of the audit. For clarity, any second audit during a Contract Year shall be at Eisai’s expense unless such audit reveals a variance of more than [***] percent ([***]%) from the reported amounts for such period, in which case the Licensee shall bear the cost of the audit. Unless disputed pursuant to Section 5.9, if such audit concludes that: (a) additional amounts were owed by the Licensee, the Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 5.6; or (b) excess payments were made by the Licensee, Eisai shall reimburse such excess payments, in either case ((a) or (b)), within [***] ([***]) days of the date on which such audit is completed by Eisai.

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5.9. Audit Dispute. In the event of a dispute with respect to any audit under Section 5.8, Eisai and the Licensee shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] ([***]) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”). The decision of the Auditor shall be final and the costs of such proceeding as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. Not later than [***] ([***]) days after such decision and in accordance with such decision, the Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 5.6 or Eisai shall reimburse the excess payments, as applicable.

ARTICLE 6
INTELLECTUAL PROPERTY

6.1. Ownership of Intellectual Property.

6.1.1. Ownership of Background Technology. Save as otherwise expressly set out in this Agreement, the Parties acknowledge and agree that nothing in this Agreement shall transfer or license, or shall operate as an agreement to transfer or license, any right, title, or interest in or to any Intellectual Property Rights owned by a Party or any of its Affiliates as of the Original Effective Date or otherwise licensed to a Party, and all such Intellectual Property Rights shall remain the exclusive property of the Party or its applicable Affiliate owning them (or, where applicable, the Third Party from whom its right to use the Intellectual Property Rights has derived).

6.1.2. Ownership of Developed Technology. Subject to Section 6.1.3, as between the Parties, each Party shall own all right, title and interest in and to any and all Intellectual Property Rights (including any Intellectual Property Rights subsisting in any Improvements) that are conceived, discovered, developed or otherwise made solely by or on behalf of such Party or its Affiliates or its or their (sub)licensees, as applicable, under or in connection with this Agreement.

6.1.3. Ownership of Licensee Funded Developed Technology. As between the Parties, the Licensee shall own all right, title and interest in and to any and all Intellectual Property Rights (including any Intellectual Property Rights subsisting in any Improvements) conceived, discovered, developed or otherwise made by or on behalf of a Party or its Affiliates or its or their (sub)licensees, as applicable, arising out of the ‘302 Development Activities or the CMC Development Activities during the performance of the ‘302 Development Activities or the CMC Development Activities, as applicable (“Licensee Funded Technology”).

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6.1.4. United States Law. The determination of whether Intellectual Property Rights were conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights therein shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where or when such conception, discovery, development or making occurs.

6.1.5. Assignment. Each Party shall, and shall cause its Affiliates and its and their (sub)licensees to, assign, to the other Party, without additional compensation, such right, title and interest in and to any Intellectual Property Rights (including Intellectual Property Rights subsisting in Improvements) as is necessary to fully effect the sole ownership provided for in Section 6.1.2 or Section 6.1.3, as applicable.

6.1.6. Assignment Obligation. Each Party shall cause all Persons who perform Development activities, Manufacturing activities, or regulatory activities for such Party or its Affiliates under this Agreement, or who conceive, discover, develop or otherwise make any Intellectual Property Rights on behalf of such Party or its Affiliates or its or their (sub)licensees under or in connection with this Agreement, to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, then to grant an exclusive license under (with a scope no less broad than the scope of the license of Intellectual Property Rights granted by such Party under this Agreement) such Intellectual Property Rights resulting therefrom to such Party).

6.1.7. Ownership of Corporate Names. As between the Parties, each Party shall retain all right, title and interest in and to its Corporate Names.

6.1.8. Joint Inventions. The Parties shall, through the JIPC, discuss and agree with respect to ownership of any inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of Eisai or its Affiliates or its or their (sub)licensees, as applicable, on the one hand, and Licensee, or its Affiliates or its or their (sub)licensees, as applicable, in each case, under or in connection with this Agreement and the responsibility for the prosecution, maintenance, enforcement and defense of any Patents with respect thereto; provided that, notwithstanding the foregoing, any inventions made pursuant to Section 6.1.3 shall be solely owned by Licensee.

6.2. Maintenance and Prosecution of Patents.

6.2.1. In General. Subject to Sections 6.2.2 and 6.2.3, as between the Parties:

(a) Eisai shall have the sole right through counsel of its choice, at its own cost to prepare, file, prosecute and maintain the Eisai Patents, in accordance with the IP Strategy, including directing any related interference, re-issuance, re-examination and opposition proceedings with respect thereto; and

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(b) the Licensee shall have the sole right through counsel of its choice, at its own cost to prepare, file, prosecute and maintain the Licensee Patents, in accordance with the IP Strategy, including directing any related interference, re-issuance, re-examination and opposition proceedings with respect thereto, worldwide, in each case ((a) and (b)), at its sole cost and expense and through counsel of its choice, and for the purposes of this Section 6.2, the Party prosecuting, maintaining or undertaking other related activities pursuant to the foregoing sentence with respect to a Patent shall be the “Prosecuting Party”. In no event shall the Licensee disclose any Eisai Trade Secrets in connection with the preparation, filing, prosecution or maintenance of any Licensee Patent.

6.2.2. Notice. The Prosecuting Party shall give the non-Prosecuting Party and JSC [***] ([***]) Business Days’ written notice prior to filing any Eisai Patents (in the case of Eisai) or Licensee Patents (in the case of the Licensee), and, following the provision of such notice shall, consult with the non-Prosecuting Party in good faith regarding the countries in respect of which such Patents will be filed, and give the non-Prosecuting Party an opportunity to nominate countries in its Territory in respect of which to file the Patents. The Prosecuting Party shall, at the non-Prosecuting Party’s cost, use Commercially Reasonable Efforts to prepare, file, prosecute and maintain such Patents, including by directing any related interference, re-issuance, re-examination and opposition proceedings with respect thereto, in any countries within the Territory of the non-Prosecuting Party nominated by the non-Prosecuting Party.

6.2.3. Abandonment. If the Prosecuting Party decides to abandon the prosecution of any of the Eisai Patents (in the case of Eisai) or the Licensee Patents (in the case of the Licensee) or any claims thereof, in each case which relate to the Territory of the other Party, or to discontinue the payment of any maintenance or renewal fees with respect to any such Patents, it shall first offer to assign such Patents to the other Party by written notice a reasonable amount of time prior to such abandonment such that the other Party has sufficient time to determine whether to take over the prosecution and maintenance of such Patents. If the other Party elects in writing to take over the prosecution and maintenance of such Patents, the Prosecuting Party shall assign such Patents to the other Party, and such Patents shall constitute Licensee Patents (where they have been assigned by Eisai to the Licensee) or Eisai Patents (where they have been assigned by the Licensee to Eisai). If the other Party does not elect to take over the prosecution and maintenance of the relevant Patents within [***] ([***]) Business Days of receiving notice of the abandoning Party’s intention to abandon the prosecution of, or discontinue the payment of any maintenance or renewal fees for, the relevant Patents, the Prosecuting Party may, in its sole discretion, abandon the prosecution of, or discontinue the payment of any maintenance or renewal fees for, the relevant Patents.

6.2.4. Cooperation. The non-Prosecuting Party shall, and shall cause its Affiliates to, assist and cooperate with the Prosecuting Party, as the Prosecuting Party may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the Eisai Patents or Licensee Patents (as applicable). The Prosecuting Party shall keep the non-Prosecuting Party informed of all steps to be taken in the preparation and prosecution of all applications for Patents filed by it pursuant to Section 6.2.1 and shall furnish the non-Prosecuting Party with copies of such applications, amendments thereto and other related correspondence to and from patent offices, and, to the extent reasonably practicable, permit the non-Prosecuting Party an opportunity to offer its comments thereon before making a submission to a patent office and the Prosecuting Party shall consider in good faith the non-Prosecuting Party’s comments. Without limiting the foregoing, the non-Prosecuting Party shall, and shall ensure that its Affiliates shall: (a) offer its comments, if any, promptly; and (b) provide access to relevant documents and other evidence and make its employees available at reasonable business hours; provided, however, that neither Party shall be required to provide legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege; and, provided, further, that the Prosecuting Party shall, subject to Section 6.2.2, reimburse the non-Prosecuting Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

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6.2.5. Patent Term Extension and Supplementary Protection Certificate. Subject to Section 6.2.6, as between the Parties, (a) Eisai shall, at its own cost, have the sole right to make decisions regarding, and to apply for, patent term extensions, including in the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the Eisai Patents; and (b) Licensee shall, at its own cost, have the sole right to make decisions regarding, and to apply for, patent term extensions, including in the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the Licensee Patents. Each Party shall provide prompt and reasonable assistance, as requested by and at the cost of (subject to Section 6.2.6) the Party filing the patent term extension, including by taking such reasonable action as is required of the Regulatory Approval holder under any Applicable Law to obtain such extension or supplementary protection certificate.

6.2.6. Notice – Patent Term Extension and Supplementary Protection Certificate. Prior to applying for any patent term extension in respect of the Eisai Patents (in the case of Eisai) or the Licensee Patents (in the case of the Licensee), the relevant Party shall give the other Party and the JSC [***] ([***]) Business Days’ written notice, and, following the provision of such notice, shall consult with the other Party in good faith to determine a course of action with respect to such filings, and give the other Party an opportunity to nominate countries in its Territory in respect of which to file the patent term extensions. The Party applying for any such patent term extensions in respect of such Patents shall, at the other Party’s cost, use Commercially Reasonable Efforts to prepare, file, prosecute and maintain such patent term extensions in any countries within the other Party’s Territory nominated by the other Party.

6.2.7. Common Ownership Under Joint Research Agreements. Notwithstanding anything to the contrary in this Article 6, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this Article 6 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

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6.3. Enforcement of Patents.

6.3.1. Notice. Each Party shall promptly notify the other Party in writing of: (a) any alleged or threatened infringement of the Eisai Patents or the Licensee Patents in any jurisdiction; or (b) any certification filed under the BPCI Act claiming that any of the Eisai Patents or Licensee Patents are invalid or unenforceable or claiming that any Eisai Patents or the Licensee Patents would not be infringed by the making, having made, use, offer for sale, sale or import of a product for which an application under the BPCI Act is filed or any equivalent or similar certification or notice in any other jurisdiction, in each case ((a) and (b)), of which such Party becomes aware (an “Infringement”).

6.3.2. Enforcement of Patents. Subject to Section 6.3.3, as between the Parties:

(a) Eisai shall have the first right through counsel of its choice, at its cost, to take whatever action it deems appropriate, for the enforcement of the Eisai Patents and Licensee Patents against any Infringement, including as a defense or counterclaim in connection with any Third Party Infringement Claim, that arises in the Eisai Territory. If Eisai fails to take any action in relation to the enforcement of the Licensee Patents against any Infringement, including as a defense or counterclaim in connection with any Third Party Infringement Claim, that arises in the Eisai Territory within [***] ([***]) Business Days of being notified of such Infringement, or notifies the Licensee that it does not wish to take any such action, the Licensee shall have the right through counsel of its choice, at its cost, to take whatever action it deems appropriate in its sole discretion, for the enforcement of the Licensee Patents against such Infringement in the Eisai Territory; and

(b) The Licensee shall have the first right through counsel of its choice, at its cost, to take whatever action it deems appropriate, for the enforcement of the Eisai Patents and Licensee Patents against any Infringement, including as a defense or counterclaim in connection with any Third Party Infringement Claim, that arises in the Licensee Territory. If the Licensee fails to take any action in relation to the enforcement of the Eisai Patents against any Infringement, including as a defense or counterclaim in connection with any Third Party Infringement Claim, that arises in the Licensee Territory within [***] ([***]) Business Days of being notified of such Infringement, or notifies Eisai that it does not wish to take any such action, Eisai shall have the right through counsel of its choice, at its cost, to take whatever action it deems appropriate in its sole discretion, for the enforcement of the Eisai Patents against such Infringement in the Licensee Territory.

For the purposes of this Section 6.3, the Party prosecuting any Infringement pursuant to this Section 6.3.2 with respect to a Patent shall be the “Enforcing Party”.

6.3.3. Cooperation. The Parties shall cooperate fully in any Infringement action pursuant to this Section 6.3, including by making the inventors, applicable records, and documents (including laboratory notebooks) with respect to the relevant Patents available to the Enforcing Party on the Enforcing Party’s request. With respect to an action controlled by the applicable Enforcing Party, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the Enforcing Party, as the Enforcing Party may reasonably request from time to time, in connection with its activities set forth in this Section 6.3, including, where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours; provided that the Enforcing Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. Unless otherwise set forth herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement action under this Section 6.3 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with any activities with respect to an Infringement action prosecuted by the applicable Enforcing Party pursuant to this Section 6.3 involving Patents owned by the other Party or its Affiliates, the Enforcing Party shall: (a) consult with the other Party as to the strategy for the prosecution of such claim, suit or proceeding; (b) consider in good faith any comments from the other Party with respect thereto and (c) keep the other Party reasonably informed of any material steps taken, and provide copies of all material documents filed, in connection with such action.

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6.3.4. Counterclaims. If any Third Party alleges that any of the Patents the subject of an Infringement action brought by a Party pursuant to Section 6.3.2 is invalid or unenforceable as a defense to such Infringement action, the Party that owns such Patents shall have a right to join such action to defend against such allegation of invalidity or unenforceability in accordance with Section 6.5.

6.3.5. Recovery. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery realized as a result of such litigation described above in this Section 6.3 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Enforcing Party; provided, however, that to the extent that any award or settlement (whether by judgment or otherwise) with respect to an Eisai Patent or Licensee Patent is attributable to loss of sales or profits with respect to a Licensed Product in the Licensee Territory, the Parties shall negotiate in good faith an appropriate allocation of such remainder to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product.

6.3.6. Biosimilar Applicants. Notwithstanding the other provisions of Section 6.3, if either Party receives a copy of an application for a Biosimilar Product referencing a Licensed Product, or otherwise becomes aware that such an application has been submitted to a Regulatory Authority for Regulatory Approval (such as in an instance described in Section 351(l)(9)(C) of the PHSA), then such Party shall promptly notify the other Party, and the Parties shall discuss in good faith a strategy for responding to such application for a Biosimilar Product.

6.4. Infringement Claims by Third Parties.

6.4.1. If the Exploitation of a Licensed Product results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement of such Third Party’s Intellectual Property Rights (a “Third Party Infringement Claim”), including as part of any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 6.3.2, the Party first becoming aware of such Third Party Infringement Claim shall promptly notify the other Party thereof in writing.

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6.4.2. As between the Parties, the Licensee shall have the sole right at its discretion to defend against any Third Party Infringement Claim initiated against the Licensee or any of its Affiliates at its sole cost and expense (subject to the last sentence of this Section 6.4.2), using counsel of the Licensee’s choice, and Eisai shall have the sole right at its discretion to defend against any Third Party Infringement Claim initiated against Eisai, at its sole cost and expense, using counsel of Eisai’s choice (in each case, the “Defending Party”). The non-Defending Party shall, and shall cause its Affiliates to, assist and cooperate with the Defending Party, as the Defending Party may reasonably request from time to time, in connection with its activities set forth in this Section 6.4, including, where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours; provided that the Defending Party shall reimburse the non-Defending Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. The Defending Party shall keep the non-Defending Party reasonably informed of all material developments in connection with any such claim, suit or proceeding. The Defending Party agrees to provide the non-Defending Party with copies of all material pleadings filed in such action and to allow the non-Defending Party reasonable opportunity to participate in the defense of the claims. The Parties shall negotiate in good faith an appropriate allocation of the Licensee’s out-of-pocket expenses, damages, or awards, including royalties incurred or awarded in connection with any Third Party Infringement Claim defended under this Section 6.4.2, to reflect the economic interests of the Parties under this Agreement with respect to the Licensed Products.

6.5. Invalidity or Unenforceability Defenses or Actions. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Eisai Patents or the Licensee Patents by a Third Party of which such Party becomes aware. As between the Parties: (a) Eisai shall have the sole right through counsel of its choice, at its own cost to defend and control the defense of the validity and enforceability of the Eisai Patents; and (b) the Licensee shall have the sole right through counsel of its choice, at its own cost to defend and control the defense of the validity and enforceability of the Licensee Patents, including, in each case ((a) and (b)), when such invalidity or unenforceability is raised as a defense or counterclaim in connection with an Infringement action initiated pursuant to Section 6.3. For the purposes of this Section 6.5, the Party defending and controlling the defense of the invalidity or unenforceability action pursuant to the foregoing sentence with respect to a Patent shall be the “Controlling Party”. In connection with any activities with respect to a defense, claim or counterclaim relating to the Eisai Patents or the Licensee Patents pursuant to this Section 6.5, the Controlling Party shall: (i) consult with the non-Controlling Party as to the strategy for such activities; (ii) consider in good faith any comments from the non-Controlling Party; and (iii) keep the non-Controlling Party reasonably informed of any material steps taken, and provide copies of all material documents filed, in connection with such defense, claim or counterclaim.

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6.6. Third Party Patent Rights. If, in the reasonable opinion of the Licensee, the Exploitation of the Licensed Compound or the Licensed Products in the Field in the Licensee Territory by the Licensee, any of its Affiliates or any of its or their Sublicensees or distributors or customers infringes or is reasonably expected to infringe any Patent of a Third Party in any country in the Licensee Territory (such right, a “Third Party Patent Right”), then, as between the Parties, the Licensee shall have the first right to negotiate and obtain a license from such Third Party to such Third Party Patent Right as necessary or desirable for the Licensee or its Affiliates or its or their Sublicensees to Exploit the Licensed Compound and the Licensed Products in the Field in such country; provided that, as between the Parties, the Licensee shall bear all expenses incurred in connection therewith, including any royalties, milestones or other payments incurred under any such license.

6.7. Eisai Trademarks.

6.7.1. Use of Eisai Trademarks.

(a) The Licensee hereby acknowledges Eisai’s exclusive right, title and interest in and to the Eisai Trademarks, together with all goodwill associated therewith and all registrations and registration applications therefor, on a worldwide basis and acknowledges that nothing herein shall be construed to accord to the Licensee any rights in the Eisai Trademarks except for the license right expressly granted to the Licensee under Section 2.1.2. The Licensee shall not, and shall cause its Affiliates, Sublicensees and distributors not to, use in their respective businesses, any Trademark that is confusingly similar to or a colorable imitation of, misleading or deceptive with respect to or that dilutes any (or any part) of the Eisai Trademarks.

(b) The Licensee shall be free to Commercialize the Licensed Products in the Licensee Territory using the Eisai Trademarks or the Licensee Trademarks.

(c) The Licensee shall, and shall cause its Affiliates, Sublicensees and distributors to, (i) comply with all Trademark usage guidelines, quality standards, business practices, methodology, policies and procedures and technical and operational specifications as may be reasonably specified by Eisai in writing from time to time or as may be imposed by Applicable Law with respect to the nature and quality of the Licensed Products and the manner of use of the Eisai Trademarks and (ii) promptly make any changes to any Licensed Product labeling, Licensed Product packaging, Licensed Product inserts or any advertising, marketing, promotional or other materials bearing any of the Eisai Trademarks as Eisai may reasonably request to achieve compliance with clause (i), and (iii) use Commercially Reasonable Efforts not to do any act that endangers, destroys or similarly affects, in any material respect, the Eisai Trademarks or the value of the goodwill associated with the Eisai Trademarks.

(d) Without limiting the Licensee’s obligations under Section 6.7.1(c), the Licensee shall submit to Eisai for review and comment any new, or any revisions to any existing, Licensed Product label, Licensed Product packaging, Licensed Product insert or advertising, marketing, promotional or other materials, in each case, bearing an Eisai Trademark that the Licensee wishes to use on or in connection with the Exploitation of a Licensed Product in the Licensee Territory and shall take any comments from Eisai in good faith that are provided by Eisai to Licensee within [***] ([***]) days of Licensee’s submission to Eisai.

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(e) The Licensee shall not, and shall cause its Affiliates, Sublicensees and distributors not to, (i) directly or indirectly, at any time challenge Eisai’s or any of its Affiliates’ rights, title or interest in and to the Eisai Trademarks or in any registration or registration application therefor in any jurisdiction, (ii) do or cause to be done or omit to do anything, the doing, causing or omitting of which would contest or in any way materially impair the rights of Eisai or any of its Affiliates in and to the Eisai Trademarks or in any registrations or registration applications therefor in any jurisdiction, (iii) represent to any Third Party that it has, in any jurisdiction, any ownership rights in or to the Eisai Trademarks or in any registration or registration application therefor or any other rights in the Eisai Trademarks other than the specific license rights conferred by this Agreement, or (iv) register or attempt to register the Eisai Trademarks or any confusingly similar Trademark (including any translation or transliteration of any of the Product Trademarks or any colorable imitation thereof) as a Trademark with any Governmental Authority in its own name or in the name of any of its Affiliate or any Third Party in any jurisdiction.

(f) The Licensee acknowledges and agrees that no ownership rights are vested or created in the Eisai Trademarks anywhere in the world by the licenses and other rights granted in this Agreement (including, for clarity, Section 2.1.2) and that all use of the Eisai Trademarks by the Licensee, its Affiliates, Sublicensees, and distributors and all goodwill generated in connection therewith, shall inure solely for and to the benefit of Eisai and its Affiliates.

6.7.2. New Eisai Trademarks. During the Term, the Licensee shall submit to Eisai for review any variation or derivative of an existing Eisai Trademark, that the Licensee wishes to use on or in connection with the Exploitation of any Licensed Product in the Licensee Territory. The Licensee shall consider in good faith any comments from Eisai with respect to any proposed Trademarks. With respect to any proposed Trademark that is a variation or derivation of an existing Eisai Trademark, upon written approval by Eisai in its sole discretion, such proposed Trademark shall be deemed an Eisai Trademark under this Agreement and subject to the terms hereof.

6.7.3. Clearance, Registration, Prosecution and Maintenance of Eisai Trademarks. All registrations and applications therefor with respect to the Eisai Trademarks shall be filed, prosecuted, registered and maintained in the name, and for the benefit, of Eisai or its Affiliates. The Licensee shall have the first right, through counsel reasonably acceptable to Eisai and at Licensee’s cost, to clear, register, prosecute and maintain the Eisai Trademarks in the Licensee Territory. The Licensee shall (a) provide Eisai from time to time, as reasonably requested by Eisai, a detailed, written report identifying the current status of all applications and registrations for the Eisai Trademarks in the Licensee Territory; (b) notify Eisai promptly of, and consult with Eisai with respect to, any material, substantive issue or any opposition, cancellation, invalidity or other proceeding that may be raised or asserted against any application or registration for any Eisai Trademark within the Licensee Territory prior to taking any action in response thereto; and (c) from time to time, upon Eisai’s reasonable request, provide Eisai with copies of any Trademark clearance search reports, registration certificates, renewal applications and certificates, registration applications, pleadings, or other documentation or information relating to any application or registration for an Eisai Trademark; provided, however, that the Licensee shall not be required to provide legally privileged information unless and until procedures reasonably acceptable to the Licensee are in place to protect such privilege. Eisai shall execute such documents as may be required in the reasonable opinion of the Licensee for the Licensee to be entered as a “registered user” or recorded licensee of the Eisai Trademarks or to be removed as registered user or licensee thereof. If the Licensee decides to abandon or withdraw any application for any Eisai Trademark, or permit any registration for any Eisai Trademark to lapse, expire or be cancelled, in either case, in the Licensee Territory, it shall first notify Eisai. If Eisai elects to continue to register, prosecute and maintain such Eisai Trademark, it shall have the right to do so using counsel of its choice at is sole expense and such Eisai Trademark shall cease to be an Eisai Trademark under this Agreement.

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6.7.4. Notice. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Eisai Trademarks in the Licensee Territory and of any actual or threatened claim that the use of the Eisai Trademarks in the Licensee Territory violates the rights of any Third Party, in each case, of which such Party becomes aware.

6.7.5. Enforcement of Eisai Trademarks. The Licensee shall have the first right to take such action as the Licensee, after consultation with Eisai, deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Eisai Trademarks by a Third Party in the Licensee Territory at its sole cost and expense and using counsel of its own choice; provided that Eisai shall have the right to provide input on the overall strategy for such action and the Licensee shall consider such input in good faith. The Licensee shall retain any damages or other amounts collected in connection therewith; provided, however, that to the extent that any award or settlement (whether by judgment or otherwise) with respect to an Eisai Trademark is attributable to loss of sales or profits with respect to a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such remainder to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product. If the Licensee fails to take any action in relation to the enforcement of the Eisai Trademarks against any infringement of the Eisai Trademarks in the Licensee Territory within [***] ([***]) Business Days of being notified of such Infringement, or notifies Eisai that it does not wish to take any such action, Eisai shall have the right through counsel of its choice, at its cost, to take whatever action it deems appropriate in its sole discretion, for the enforcement of the Eisai Trademarks against such infringement in the Licensee Territory and Eisai shall retain any damages or other amounts collected in connection therewith.

6.7.6. Third Party Claims. Eisai shall have the first right to defend against and settle any alleged, threatened or actual claim by a Third Party that the use or registration of the Eisai Trademarks in the Licensee Territory infringes, dilutes, misappropriates or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense or any other claims as may be brought by a Third Party against the Licensee in connection with the use of the Eisai Trademarks with respect to a Licensed Product in the Licensee Territory, at its sole cost and expense and using counsel of its choice; provided that the Licensee shall have the right to provide input on the overall strategy for such defense and settlement and Eisai shall consider such input in good faith. If Eisai fails to take any action in relation to any such claim within [***] ([***]) Business Days of being notified of such claim, or notifies the Licensee that it does not wish to take any such action, the Licensee shall have the right through counsel of its choice, at its cost, to take whatever action it deems appropriate in its sole discretion, for the defense of such claim. Any damages or awards, including royalties incurred or awarded in connection with any such claim defended under this Section 6.7.6, shall be for the account of the Party defending such claim.

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6.7.7. Cooperation. Each Party shall, and shall cause its Affiliates to, assist and cooperate with the other Party, as the other Party may reasonably request from time to time, in connection with its activities set forth in this Section 6.7, including, where necessary and applicable, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours; provided that the requesting Party shall reimburse the other Party for its and its Affiliates’ reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

6.8. Eisai Territory Product Trademarks.

6.8.1. The Licensee hereby acknowledges Eisai’s exclusive right, title and interest in and to the Eisai Territory Product Trademarks, together with all goodwill associated therewith and all registrations and registration applications therefor, with respect to the Eisai Territory and acknowledges that nothing herein shall be construed to accord to the Licensee any rights in the Eisai Territory Product Trademarks except for the license right expressly granted to the Licensee under Section 2.1.3. The Licensee shall not, and shall cause its Affiliates and sublicensees with respect to the Eisai Territory Product Trademarks not to, use in their respective businesses, any Trademark that is confusingly similar to or a colorable imitation of, misleading or deceptive with respect to or that dilutes any (or any part) of the Eisai Territory Product Trademarks.

6.8.2. The Licensee shall, and shall cause its Affiliates and sublicensees with respect to the Eisai Territory Product Trademarks to, (a) comply with all Trademark usage guidelines, quality standards, business practices, methodology, policies and procedures and technical and operational specifications as may be reasonably specified by Eisai in writing from time to time or as may be imposed by Applicable Law with respect to the manner of use of the Eisai Territory Product Trademarks and (b) promptly make any changes to any advertising, marketing, promotional or other materials bearing any of the Eisai Territory Product Trademarks as Eisai may reasonably request to achieve compliance with clause (i), and (iii) use Commercially Reasonable Efforts not to do any act that endangers, destroys or similarly affects, in any material respect, the Eisai Territory Product Trademarks or the value of the goodwill associated with the Eisai Territory Product Trademarks.

6.8.3. Without limiting the Licensee’s obligations under Section 6.8.2, the Licensee shall submit to Eisai for review and comment any new, or any revisions to any existing, advertising, marketing, promotional or other materials, in each case, bearing an Eisai Territory Product Trademark that the Licensee wishes to use in connection with Commercializing any Licensee Proprietary Product for use in concomitant or sequential administration with a Licensed Product in the Eisai Territory, and shall take any comments from Eisai in good faith that are provided by Eisai to the Licensee within [***] ([***]) days of Licensee’s submission to Eisai.

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6.8.4. As between the Parties, Eisai shall have the sole right, at its sole cost and expense, to (a) clear, register, prosecute and maintain the Eisai Territory Product Trademarks in the Eisai Territory, (b) take such action as Eisai deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriate or other violation of, or unfair trade practices or any other like offense relating to, the Eisai Territory Product Trademarks, by a Third Party in the Eisai Territory and retain any damages or other amounts collected in connection therewith and (c) defend against and settle any alleged, threatened or actual claim by a Third Party that the use or registration of the Eisai Territory Product Trademarks in the Eisai Territory infringes, dilutes, constitutes, unfair trade practices or any other like offense or any other claims as may be brought by a Third Party in connection with the use of the Eisai Territory Product Trademarks with respect to a Licensed Product in the Eisai Territory.

6.9. Licensee Trademarks.

6.9.1. Eisai hereby acknowledges the Licensee’s exclusive right, title and interest in and to the Licensee Trademarks, together with all goodwill associated therewith and all registrations and registration applications therefor, with respect to the Licensee Territory and acknowledges that nothing herein shall be construed to accord to Eisai any rights in the Licensee Trademarks except for the license right expressly granted to Eisai under Section 2.2.2. Eisai shall not, and shall cause its Affiliates and sublicensees with respect to the Licensee Trademarks not to, use in their respective businesses, any Trademark that is confusingly similar to or a colorable imitation of, misleading or deceptive with respect to or that dilutes any (or any part) of the Licensee Trademarks in the Licensee Territory.

6.9.2. Eisai shall, and shall cause its Affiliates and sublicensees with respect to the Licensee Trademarks to, (a) comply with all Trademark usage guidelines, quality standards, business practices, methodology, policies and procedures and technical and operational specifications as may be reasonably specified by the Licensee in writing from time to time or as may be imposed by Applicable Law with respect to the manner of use of the Licensee Trademarks and (b) promptly make any changes to any advertising, marketing, promotional or other materials bearing any of the Licensee Trademarks as the Licensee may reasonably request to achieve compliance with clause (i), and (iii) use Commercially Reasonable Efforts not to do any act that endangers, destroys or similarly affects, in any material respect, the Licensee Trademarks or the value of the goodwill associated with the Licensee Trademarks.

6.9.3. Without limiting Eisai’s obligations under Section 6.9.2, Eisai shall submit to the Licensee for review and comment any new, or any revisions to any existing, advertising, marketing, promotional or other materials, in each case, bearing a Licensee Trademark that Eisai wishes to use in connection with Commercializing any Eisai Proprietary Product for use in concomitant or sequential administration with a Licensed Product in the Licensee Territory, and shall take any comments from the Licensee in good faith that are provided by the Licensee to Eisai within [***] ([***]) days of Eisai’s submission to the Licensee.

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6.9.4. As between the Parties, the Licensee shall have the sole right, at its sole cost and expense, to (a) clear, register, prosecute and maintain the Licensee Trademarks in the Licensee Territory, (b) take such action as the Licensee deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriate or other violation of, or unfair trade practices or any other like offense relating to, the Licensee Trademarks, by a Third Party in the Licensee Territory and retain any damages or other amounts collected in connection therewith and (c) defend against and settle any alleged, threatened or actual claim by a Third Party that the use or registration of the Licensee Trademarks in the Licensee Territory infringes, dilutes, constitutes, unfair trade practices or any other like offense or any other claims as may be brought by a Third Party in connection with the use of the License Trademarks with respect to a Licensed Product in the Licensee Territory.

6.10. Corporate Names. Each Party shall not, and shall procure that each of its Affiliates shall not: (a) use, in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Corporate Names of the other Party; (b) do any act that endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to the Corporate Names or the other Party; or (c) attack, dispute or contest the validity of or ownership of the Corporate Names of the other Party or any registrations issued or issuing with respect thereto or any pending registration thereof. Each Party shall, and shall procure that each of its Affiliates shall: (i) conform to the customary industry standards for the protection of corporate names and to such trademark usage guidelines as the other Party may furnish from time to time with respect to the use of its Corporate Names; and (ii) adhere to and maintain the highest quality standards of the other Party with respect to goods sold and services provided under the Corporate Names of the other Party.

ARTICLE 7
CONFIDENTIALITY AND NON-DISCLOSURE

7.1. Confidentiality Obligations. At all times during the Term and for a period of [***] ([***]) years following termination or expiration hereof (or, with respect to the Eisai Trade Secrets, for a period of unlimited duration), each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. “Confidential Information” means any technical, business or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on or after the Effective Date, including information relating to the terms of this Agreement (subject to Section 7.4), information relating to the Licensed Compound or any Licensed Product (including the Regulatory Documentation), any Exploitation of the Licensed Compound or any Licensed Product, any Know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including the Licensee Know-how and Eisai Know-how, as applicable) or the scientific, regulatory or business affairs or other activities of either Party and shall include the Eisai Trade Secrets. Notwithstanding the foregoing, the terms of this Agreement shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 7.1 with respect to any Confidential Information shall not include any information that:

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7.1.1. is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the receiving Party;

7.1.2. can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

7.1.3. is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

7.1.4. has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

7.1.5. can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party, unless the combination and its principles are in the public domain or in the possession of the receiving Party.

7.2. Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

7.2.1. to Third Parties and Affiliates as necessary, as reasonably determined by the receiving Party, for the performance of the receiving Party’s obligations under this Agreement; provided, however, that any such Third Party or Affiliate must be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 7;

7.2.2. to the professional advisers (including accountants, counsel, consultants, employees and agents) of a Party; provided, however, that those advisers must be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 7;

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7.2.3. made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted); provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

7.2.4. made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

7.2.5. made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

7.2.6. made by or on behalf of the receiving Party to potential or actual investors or acquirers as may be necessary in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 7 (which confidentiality and non-use obligations shall subsist for a period that is either: (a) consistent with the period for which the receiving Party’s confidentiality and non-use obligations subsist under this Article 7; or (b) a minimum of [***] ([***]) months from the date of disclosure; provided, further, that the disclosure of such Confidential Information to a potential or actual investor or acquirer is subject to a customary return or destroy provision, which the receiving Party agrees to enforce to protect any disclosed Confidential Information); or

7.2.7. made with the other Party’s prior written approval.

Notwithstanding the foregoing, the Licensee shall not, and shall cause its Affiliates not to, disclose any Eisai Trade Secrets to any Third Party without the prior written consent of Eisai, such consent not to be unreasonably withheld, conditioned or delayed.

7.3. Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or Trademark of the other Party or any of its Affiliates or any of its or their (sub)licensees (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party. The restrictions imposed by this Section 7.3 shall not prohibit: (a) either Party from making any disclosure identifying the other Party to the extent required in connection with its exercise of its rights or obligations under this Agreement; and (b) either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).

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7.4. Public Announcements. The Parties have agreed upon the content of one (1) or more press releases which shall be issued substantially in the form(s) attached hereto as Schedule 7.4, the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall, to the extent permitted by Applicable Law, submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] ([***]) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 7.4; provided that such information remains accurate as of such time and provided, further, that the frequency and form of such disclosure are reasonable.

7.5. Publications. The Parties recognize the desirability of publishing and publicly disclosing the results of, and information regarding, activities under this Agreement. Accordingly, each Party shall be free to publicly disclose the results of, and information regarding, activities under this Agreement, subject to prior review by the other Party of any disclosure of that Party’s Confidential Information for issues of patentability and protection of such Confidential Information, in a manner consistent with Applicable Law and industry practices, as provided in this Section 7.5. Accordingly, prior to publishing any Confidential Information of the other Party, the publishing Party shall provide such other Party with drafts of proposed abstracts, manuscripts or summaries of presentations that cover such Confidential Information. The non-publishing Party shall respond promptly through its designated representative and in any event no later than [***] ([***]) days after receipt of such proposed publication or presentation. The publishing Party agrees to allow a reasonable period (not to exceed [***] ([***]) days) to permit filings for patent protection and to otherwise address issues of Confidential Information or related competitive harm to the reasonable satisfaction of the non-publishing Party and, in any event, the publishing Party shall not publish or publicly disclose any Confidential Information of the other Party over such other Party’s objection. In addition, the publishing Party shall give due regard to comments furnished by the non-publishing Party and such comments shall not be unreasonably rejected.

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7.6. Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall either, with respect to Confidential Information of the requesting Party to which such non-requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party’s election: (a) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information: (i) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes; and (ii) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 7.1.

7.7. Privileged Communications. In furtherance of this Agreement, it is expected that the Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential in accordance with this Article 7, that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between Eisai and the Licensee, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of the Eisai Patents and the Licensee Patents. In the event of any litigation (or potential litigation) with a Third Party related to this Agreement or the subject matter hereof, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense agreement. In any event, each Party shall consult in a timely manner with the other Party before engaging in any conduct (e.g., producing information or documents) in connection with litigation or other proceedings that could conceivably implicate privileges maintained by the other Party. Notwithstanding anything contained in this Section 7.7, nothing in this Agreement shall prejudice a Party’s ability to take discovery of the other Party in disputes between them relating to the Agreement and no information otherwise admissible or discoverable by a Party shall become inadmissible or immune from discovery solely by this Section 7.7.

7.8. Obligations of the Licensee with Respect to Eisai Trade Secrets. In addition to its obligations in Section 7.1, the Licensee shall (a) treat the Eisai Trade Secrets as it does its own trade secrets, and (b) implement controls to protect the Eisai Trade Secrets that are standard in the innovative biopharmaceuticals industry, including using diligent efforts to (i) restrict access to the Eisai Trade Secrets to individuals with a reasonable need to access such information and restrict use to the Licensed Products, (ii) maintain a list of such individuals and (iii) inform each such individual regarding the Licensee’s obligations with respect to the Eisai Trade Secrets under this Agreement and instruct such individuals not to disclose the Eisai Trade Secrets to any individuals that are not on the list described in the foregoing clause (ii).

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ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1. Mutual Representations and Warranties. Each of Eisai and the Licensee represents and warrants to the other, as of the Original Effective Date and as of the Execution Date, and covenants, that:

8.1.1. it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

8.1.2. the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

8.1.3. this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

8.1.4. except, with respect to Eisai, under the Distribution Agreements, it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and

8.1.5. neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use, in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. It will inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder. Upon request by either Party (which may be made no more than [***] per Contract Year), the such Party shall (a) screen against the Exclusion Lists all of its directors, officers, and employees, whose responsibilities, to such Party’s Knowledge, involve the Development or Commercialization of the Licensed Products as authorized by this Agreement, and (b) certify the results of such screening to the other Party. For purposes of this Agreement, “Exclusion Lists” shall mean: (i) the HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.oig.hhs.gov) or any successor list; and (ii) the General Services Administration’s List of Parties Excluded from Federal Programs (available through the Internet at http://www.epls.gov) or any successor list.

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8.2. Additional Representations and Warranties of Eisai. Eisai further represents and warrants to the Licensee, as of the Original Effective Date, that:

8.2.1. neither Eisai nor any of its Affiliates Controls any Patents that are necessary or desirable for the Exploitation of the Licensed Compound or a Licensed Product in the Licensee Territory as contemplated herein;

8.2.2. Eisai Controls the Eisai Existing Know-how and Eisai Existing Regulatory Documentation as of the Original Effective Date and has the right to grant the licenses, rights of reference, sublicenses and further rights of reference specified herein, and, except as set forth in the Distribution Agreements, has not granted to any Third Parties any conflicting licenses, rights of reference, sublicenses and further rights of reference;

8.2.3. Eisai owns all right, title and interest in and to the Eisai Trademarks, free and clear of liens, security interests and other encumbrances. All post-registration requirements with the United States Patent and Trademark Office with respect to the Eisai Trademarks have been satisfied;

8.2.4. To Eisai’s Knowledge, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any of the Eisai Trademarks;

8.2.5. Eisai has not received any written claim or demand alleging that the Exploitation of the Licensed Products as contemplated herein infringes any Intellectual Property Rights owned by any Third Party;

8.2.6. to Eisai’s Knowledge, the Exploitation of the Licensed Products as contemplated herein does not infringe any Intellectual Property Rights owned by any Third Party;

8.2.7. to Eisai’s Knowledge, no Person is infringing or threatening to infringe the Eisai Technology and Eisai has not made any such claim against any Person, nor, to its Knowledge, is there any basis for such a claim;

8.2.8. the Eisai Existing Know-how and the Eisai Existing Regulatory Documentation constitute all of the Intellectual Property Rights that are owned, licensed or otherwise controlled by Eisai or any of its Affiliates that are necessary or reasonably useful for the Exploitation of the Licensed Compound and the Licensed Products in the Licensee Territory, as such activities are contemplated on the Original Effective Date;

8.2.9. all of the Eisai Technology is owned by either Eisai or one of its Affiliates;

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8.2.10. except for those serious adverse events with respect to the Existing Licensed Product that have been reported to the FDA and disclosed in writing to the Licensee set forth in the email with the subject “E7777 Reportable Adverse Event Disclosure - Rep 8.2.10” from Eisai to Licensee dated March 25, 2016, neither Eisai nor any of its Affiliates nor, to Eisai’s Knowledge, any Third Parties involved with Eisai in the Development of the Existing Licensed Product, has any Knowledge of any adverse event, arising prior to the Original Effective Date, reportable to a Regulatory Authority under Applicable Law with respect to the safety or efficacy of the Existing Licensed Product;

8.2.11. Eisai or one of its Affiliates is the registered holder of each Regulatory Approval and IND required under Applicable Law for the Development of the Existing Licensed Product, such Regulatory Approvals and INDs are in full force and effect, no material deficiencies have been asserted by any applicable Governmental Authority with respect to such Regulatory Approvals and INDs and, to Eisai’s Knowledge, no facts or circumstances exist that would be likely to lead to such assertions being made;

8.2.12. the Existing Licensed Product has been and is being Developed in all material respects in accordance with applicable Regulatory Approvals and INDs and in accordance with Applicable Laws. Neither Eisai nor any of its Affiliates nor, to Eisai’s Knowledge, any Third Parties involved with Eisai in the Development of the Existing Licensed Product, has received any written notices or other correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies or tests relating to the Development of the Existing Licensed Product; and

8.2.13. the information set forth on Schedule 8.2.13 is true, complete and correct.

8.3. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. WITHOUT LIMITING THE FOREGOING, EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, THE EISAI TRADEMARKS ARE LICENSED “AS IS,” “WITH ALL FAULTS,” AND “WITH ALL DEFECTS,” AND THE LICENSEE EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST EISAI FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO ANY EISAI TRADEMARK.

8.4. Anti-Bribery and Anti-Corruption Compliance. Each of the Licensee and Eisai agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the subject matter of this Agreement (“Representatives”), that for the performance of its obligations hereunder:

8.4.1. Compliance. Such Party and its Representatives shall comply with the Anti-Corruption Laws and shall not take any action that would, or would reasonably be expected to, cause the other Party or its Affiliates to be in violation of any such laws or policies. In the course of the business, each of the Licensee and Eisai and the respective Representatives (a) shall not, directly or indirectly, make payment or offer or promise to make payment of any bribe (“Corruption”) to a governmental official (including a foreign official, a person deemed to be a governmental official under the law, and a healthcare professional), a person related to a political party, or a candidate for public post, (b) shall not engage in Corruption even in terms of private citizens other than government officials through providing entertainments or gifts deemed inappropriate under business customs, and (c) shall establish and maintain an appropriate compliance procedure to prevent its management or employees from engaging in Corruption.

8.4.2. Notice. Such Party shall promptly provide the other Party with written notice of the following events: (a) upon becoming aware of any breach or violation by such Party or its Representative of any representation, warranty or undertaking set forth in Section 8.4.1; or (b) upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its Representatives connected with this Agreement that any of them is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation.

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ARTICLE 9
INDEMNITY

9.1. Indemnification of Eisai. The Licensee shall indemnify Eisai, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Eisai Indemnitees”), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively “Losses”) incurred by such Persons in connection with any and all suits, investigations, claims or demands of Third Parties (collectively “Third Party Claims”) arising from or occurring as a result of: (a) the breach by the Licensee of this Agreement, including the enforcement of Eisai’s rights under this Section 9.1; (b) the gross negligence or willful misconduct on the part of any Licensee Indemnitee in connection with this Agreement or (c) the Exploitation of any Licensed Product by or on behalf of Licensee, its Sublicensees or any of its or their respective Affiliates (excluding any Third Party Claims alleging death, personal injury or other product liability to the extent arising out of or related to the use of any Licensed Compound or Licensed Product sold by or behalf of Eisai in the Eisai Territory), provided that, in each case ((a), (b) and (c)), with respect to any Third Party Claim for which the Licensee has an obligation to any Eisai Indemnitee pursuant to this Section 9.1 and Eisai has an obligation to any Licensee Indemnitee pursuant to Section 9.2, each Party shall indemnify each of the Eisai Indemnitees or the Licensee Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party.

9.2. Indemnification of the Licensee. Eisai shall indemnify the Licensee, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Licensee Indemnitees”) and defend and hold each of them harmless, from and against any and all Losses incurred by such Persons in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by Eisai of this Agreement, including the enforcement of the Licensee’s rights under this Section 9.2; (b) the gross negligence or willful misconduct on the part of any Eisai Indemnitee in connection with this Agreement; (c) the Exploitation of the Discontinued Licensed Product by Eisai, its sublicensees or any of its or their respective Affiliates prior to the Original Effective Date; (d) the Exploitation of any Licensed Product by or on behalf of Eisai, its Sublicensees or any of its or their respective Affiliates (excluding any Third Party Claims alleging death, personal injury or other product liability to the extent arising out of or related to the use of any Licensed Compound or Licensed Product sold by or behalf of the Licensee in the Licensee Territory) or (e) the partial assignment and delegation with respect to the Distribution Agreements pursuant to Section 2.10(a) or Eisai’s breach of any of its obligations under the Distribution Agreements, except to the extent Licensee is obligated to fulfill such obligation pursuant to Section 2.10(a) or such breach arises out of any act or omission by Licensee, provided that, in each case ((a) (b), (c), (d) and (e)), with respect to any Third Party Claim for which Eisai has an obligation to any Licensee Indemnitee pursuant to this Section 9.2 and the Licensee has an obligation to any Eisai Indemnitee pursuant to Section 9.1, each Party shall indemnify each of the Eisai Indemnitees or the Licensee Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party.

9.3. Indemnification Procedures.

9.3.1. Notice of Claim. All indemnification claims in respect of an Eisai Indemnitee or a Licensee Indemnitee, as applicable, shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 9, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice to the extent materially prejudiced thereby. Each Indemnification Claim Notice must contain a reasonably detailed description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

9.3.2. Control of Defense. The indemnifying Party shall have the right to assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] ([***]) days of the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Eisai Indemnitee or Licensee Indemnitee, as applicable, in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against an Eisai Indemnitee’s or a Licensee Indemnitee’s, as applicable, claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall promptly deliver to the indemnifying Party all original notices and documents (including court papers) received by any Eisai Indemnitee or Licensee Indemnitee, as applicable, in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 9.3.3, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Eisai Indemnitee or Licensee Indemnitee, as applicable, in connection with the analysis, defense or settlement of the Third Party Claim, unless the incurrence of such legal expenses by the Indemnified Party or Eisai Indemnitee or Licensee Indemnitee, as applicable, is specifically requested in writing by the indemnifying Party; provided that the indemnifying Party is diligently pursuing the defense or settlement of such Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Eisai Indemnitee or Licensee Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) incurred by the indemnifying Party in its defense of such Third Party Claim.

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9.3.3. Right to Participate in Defense. Without limiting Section 9.3.2, any Indemnified Party shall be entitled to participate in the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense, unless: (a) the employment thereof has been specifically authorized by the indemnifying Party in writing (in which case, the defense shall be controlled as provided in Section 9.3.2); (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.3.2 or otherwise is not diligently pursuing the defense and settlement of such claim (in which case the Indemnified Party shall control the defense at the indemnifying Party’s sole expense); or (c) the interests of any Eisai Indemnitee or Licensee Indemnitee, as applicable, on the one hand, and the indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense at the indemnifying Party’s sole expense).

9.3.4. Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in any Eisai Indemnitee or Licensee Indemnitee, as applicable, becoming subject to injunctive or other relief or otherwise adversely affecting the business of any Eisai Indemnitee or Licensee Indemnitee, as applicable, in any manner hereunder, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify such Eisai Indemnitee or Licensee Indemnitee, as applicable, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate so long as the terms of any such settlement contain a complete and unconditional release of such Eisai Indemnitees or Licensee Indemnitees, as applicable, with respect to such Third Party Claim. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.3.2, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed, and a consent shall not be considered unreasonably withheld, conditioned or delayed if the terms of such settlement do not contain a complete and unconditional release of such Eisai Indemnitees or Licensee Indemnitees, as applicable, with respect to such Third Party Claim). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim at the indemnifying Party’s sole cost and expense; provided that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

9.3.5. Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Eisai Indemnitee or Licensee Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals and access to records and information and other employees and agents, as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party and any Eisai Indemnitee or Licensee Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Eisai Indemnitees or Licensee Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. The indemnifying Party shall reimburse the Indemnified Party for all reasonable and verifiable out-of-pocket expenses of any Eisai Indemnitee or Licensee Indemnitee, as applicable, in connection therewith.

9.3.6. Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by any Eisai Indemnitee or Licensee Indemnitee, as applicable, in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest such Eisai Indemnitee’s or Licensee Indemnitee’s, as applicable, right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Eisai Indemnitee or Licensee Indemnitee, as applicable.

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9.4. Special, Indirect and Other Losses. EXCEPT (a) IN THE EVENT OF WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER Article 7 OR SECTION 2.6 OR (b) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS Article 9, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY.

ARTICLE 10
TERM AND TERMINATION

10.1. Term and Expiration. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in full force and effect until (a) if there has not been a first commercial sale of a Licensed Product in the Licensee Territory before the tenth (10th) anniversary of the Original Effective Date, the tenth (10th) anniversary of the Original Effective Date, or (b) if there has been a first commercial sale of a Licensed Product in the Licensee Territory before the tenth (10th) anniversary of the Original Effective Date, the tenth (10th) anniversary of the first commercial sale of a Licensed Product in the Licensee Territory (such period, the “Initial Term”); provided, that if the Licensee does not extend the Initial Term pursuant to the following sentence, then with respect to each country in the Territory in which there has been a first commercial sale of a Licensed Product prior to the tenth (10th) anniversary of the Original Effective Date, then the Initial Term shall continue in each such country until the tenth (10th) anniversary of the first commercial sale of a Licensed Product in such country. The Licensee may extend the Term for additional ten (10)-year periods (each, an “Extension Term”) for all countries in the Licensee Territory by notifying Eisai in writing of such extension and paying Eisai an extension fee equal to $10 Million at least [***] ([***]) days prior to the expiration of the then current Term.

10.2. Termination.

10.2.1. Material Breach. In the event that either Party (the “Breaching Party”) shall be in material breach of any of its obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement in its entirety by providing [***] ([***]) days’ (or, with respect to payment breaches, [***] ([***]) days’) (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party specifying the breach and its claim of right to terminate; provided that:

(a) prior to issuing the Termination Notice, the Non-Breaching Party shall refer the issue to the Senior Officers for attempted resolution by good faith negotiations during a period of [***] ([***]) Business Days from the date of such referral, or such longer period as the Senior Officers may agree in writing;

(b) if any alleged material breach hereunder is disputed in accordance with Section 11.5, the Notice Period shall be suspended for the duration of, and until resolution of, such dispute resolution process; and

(c) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such default cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions, provided, that such breach is cured within [***] ([***]) [***] after the receipt of the Termination Notice).

10.2.2. Termination for Anti-Bribery and Anti-Corruption Breach. Notwithstanding Section 10.2.1, in the event that either Party materially breaches of any of its obligations under Section 8.4 in a way that constitutes a Material Anti-Corruption Law Violation, in addition to any other right and remedy the other Party may have, such other Party may terminate this Agreement in its entirety immediately upon written notice to such first Party; provided that if any such alleged breach is disputed in accordance with Section 11.5, the termination shall not become effective for the duration of such dispute resolution process, and unless and until such dispute is resolved in favor of the terminating Party.

10.2.3. Termination for Eisai Trade Secret Breach. Notwithstanding Section 10.2.1, in the event that the Licensee breaches any of its obligations under the last sentence of Section 7.2, in addition to any other right and remedy Eisai may have, Eisai may terminate this Agreement in its entirety immediately upon written notice to the Licensee; provided that if any such alleged breach is disputed in accordance with Section 11.5, the termination shall not become effective for the duration of such dispute resolution process, and unless and until such dispute is resolved in favor of Eisai.

10.2.4. Termination for Insolvency. In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] ([***]) days of such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a voluntary party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party shall have the right to terminate this Agreement in its entirety, immediately upon written notice to such Party.

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10.2.5. Termination for Challenge.

(a) If the Licensee or any of its Affiliates (i) Challenges an Eisai Patent in any country or (ii) challenges the validity of any Eisai Trade Secret in any country, then, in either case ((i) or (ii)), Eisai may terminate this Agreement immediately upon written notice of termination to the Licensee.

(b) If Eisai or any of its Affiliates Challenges a Licensee Patent in any country, then Licensee may terminate this Agreement immediately upon written notice of termination to Eisai.

10.2.6. Termination for Change of Control.

(a) Not later than [***] ([***])) days following the effective date of a Change of Control of the Licensee, the Licensee shall provide written notice to Eisai of such transaction and Eisai shall have the right to request a determination of the fair market value pursuant to Section 10.6.5 on written notice to the Licensee given at any time during the period commencing on the date described above and ending [***] ([***]) days after receipt of such notice.

(b) Eisai shall have the right to terminate this Agreement immediately on written notice to the Licensee given at any time during the period commencing on the date the Licensee notifies Eisai of the Change of Control of the Licensee and ending [***] ([***]) days after the determination of the fair market value pursuant to Section 10.6.5.

(c) If at any time during the period beginning upon the Change of Control of the Licensee and ending upon the expiration of the [***] ([***])-day period in Section 10.2.6(b), the Licensee is in material breach of any of its obligations under this Agreement, the time periods set forth in this Section 10.2.6 and Section 10.6.5 shall be suspended for the duration of, and until resolution of, any dispute regarding such material breach (including pursuant to Section 10.2.1(a)), and if it is determined that the Licensee is in material breach of any of its obligations under this Agreement, then Eisai shall have the right to terminate this Agreement pursuant to Section 10.2.1 and the provisions of Section 10.6 shall not apply.

10.2.7. Termination for Withdrawal. If Regulatory Authorities cause the withdrawal on a permanent basis of any Licensed Product from any national or supra-national market in the Licensee Territory, Eisai may terminate this Agreement with respect to such market (each such market, on a country-by-country basis, a “Terminated Territory”) immediately upon notice to the Licensee, except that such right of termination shall apply only to withdrawal of the entire marketing authorization for such Licensed Product and shall not apply in circumstances where such withdrawal is limited to particular Manufacturing batches or lots as a result of a correctable Manufacturing defect.

10.3. Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by the Licensee or Eisai are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

10.4. Consequences of Termination of this Agreement in its Entirety. In the event of a termination of this Agreement in its entirety:

10.4.1. all rights and licenses granted by either Party under Section 2.1 or Section 2.2, as applicable, and any sublicenses granted by either Party pursuant to Section 2.3 shall immediately terminate;

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10.4.2. the Licensee hereby grants, and shall cause its Affiliates to grant, Eisai and its Affiliates an exclusive, perpetual, royalty-free license, with the right to grant multiple tiers of sublicenses, in and to the Licensee Technology owned or Controlled by the Licensee or any of its Affiliates as of the effective date of the applicable termination of this Agreement to Exploit the Licensed Products in the Field anywhere in the world;

10.4.3. to the extent requested in writing by Eisai:

(a) the Licensee shall, and shall cause its Affiliates to, assign to Eisai all of its right, title and interest in and to all Licensee Regulatory Documentation then owned or Controlled by the Licensee or any of its Affiliates and notify the applicable Regulatory Authorities of, and take any other action reasonably necessary to effect, such assignment; provided that, if any such Regulatory Documentation is not immediately transferable in a country, the Licensee shall provide Eisai with all benefit of such Regulatory Documentation, and such assistance and cooperation as necessary or reasonably requested by Eisai to timely transfer such Regulatory Documentation to Eisai or its designee or, at Eisai’s option, to enable Eisai to obtain a substitute for such Regulatory Documentation;

(b) the Licensee shall, and shall cause its Affiliates to, grant Eisai an exclusive, perpetual, royalty-free right of reference, with the right to grant multiple tiers of further rights of reference, in and to all Licensee Regulatory Documentation then owned or Controlled by the Licensee or any of its Affiliates that is not assigned to Eisai pursuant to clause (a) above to the extent necessary to Exploit the Licensed Products in the Field anywhere in the world, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement and the Licensee shall continue to maintain such Regulatory Documentation (including any Regulatory Approvals) at Eisai’s sole cost and expense unless and until Eisai notifies the Licensee in writing that such maintenance is no longer required;

(c) unless expressly prohibited by any Regulatory Authority, the Licensee shall, and shall cause its Affiliates to, transfer control to Eisai or its designee of all clinical studies of each Licensed Product being conducted by or on behalf of the Licensee as of the effective date of termination and continue to conduct such clinical studies, at Eisai’s sole cost and expense, for up to [***] ([***]) months to enable such transfer to be completed without interruption of any such clinical study; provided that (i) Eisai shall not have any obligation to continue any clinical study unless required by Applicable Law and (ii) with respect to each clinical study (A) for which such transfer is expressly prohibited by the applicable Regulatory Authority or (B) that is required for Regulatory Approval that Eisai does not request that the Licensee transfer control of such clinical study to Eisai, if any, the Licensee shall continue to conduct such clinical study to completion, at Eisai’s sole cost and expense;

(d) the Licensee shall, and shall cause its Affiliates to, assign to Eisai or its designee all Licensed Product Agreements relating to the Exploitation of the Licensed Products in the Field in the Licensee Territory, unless, with respect to any such Licensed Product Agreement, such Licensed Product Agreement: (i) expressly prohibits such assignment (in which case, the Licensee or its Affiliate, as applicable, shall cooperate with Eisai in all reasonable respects to secure the consent of the applicable Third Party to such assignment); and (ii) does not relate solely to the Exploitation of the Licensed Products in the Field in the Licensee Territory (in which case, at Eisai’s request, the Licensee or its Affiliate, as applicable, shall cooperate with Eisai in all reasonable respects to secure the written agreement of the applicable Third Party to a partial assignment of the applicable part of the Licensed Product Agreement that relates to the Exploitation of the Licensed Products in the Eisai Territory) and if the Licensee is unable to secure such consent to assign or partially assign any such Licensed Product Agreement, then the Licensee shall use Commercially Reasonable Efforts to obtain for Eisai substantially all of the practical benefit and burden under such Licensed Product Agreement, including by (A) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Eisai and the Licensee and (B) subject to the consent and control of Eisai, enforcing, at Eisai’s sole cost and expense and for the account of Eisai, any and all rights of the Licensee against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise;

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(e) the Licensee shall, and shall cause its Affiliates to, provide Eisai with copies of all reports and data generated or obtained by the Licensee or any of its Affiliates that relate to any Licensed Product that have not previously been provided to Eisai; and

(f) the Licensee shall, and shall cause its Affiliates to, assign to Eisai all of Licensee’s and its Affiliates’ right, title and interest in and to the Licensee Trademarks and any trade dress with respect to the Licensed Products;

10.4.4. all Confidential Information of the Licensee relating to the Exploitation of the Licensed Products in the Field in the Licensee Territory shall become the Confidential Information of Eisai; and

10.4.5. without limiting Eisai’s rights under other provisions of this Article 10, the Licensee shall, at the request and sole expense of Eisai, provide Eisai with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of any Development, Manufacture and Commercialization activities to Eisai or its designee so as to minimize any disruption of such activities.

10.5. Consequences of Termination of this Agreement for a Terminated Territory. In the event of a termination of this Agreement with respect to a Terminated Territory:

10.5.1. to the extent requested in writing by Eisai:

(a) the Licensee shall, and shall cause its Affiliates to, assign to Eisai all of its right, title and interest in and to all Licensee Regulatory Documentation in the Terminated Territory then owned or Controlled by the Licensee or any of its Affiliates and notify the applicable Regulatory Authorities in the Terminated Territory of, and take any other action reasonably necessary to effect, such assignment; provided that, if any such Regulatory Documentation is not immediately transferable in the Terminated Territory or also relates to countries that are not in the Terminated Territory, the Licensee shall provide Eisai with all benefit of such Regulatory Documentation, and such assistance and cooperation as reasonably necessary or reasonably requested by Eisai to timely transfer such Regulatory Documentation to Eisai or its designee or, at Eisai’s option, to enable Eisai to obtain a substitute for such Regulatory Documentation;

(b) the Licensee shall, and shall cause its Affiliates to, assign to Eisai or its designee all Licensed Product Agreements relating to the Exploitation of the Licensed Products in the Field in the Terminated Territory, unless, with respect to any such Licensed Product Agreement, such Licensed Product Agreement: (i) expressly prohibits such assignment (in which case, the Licensee or its Affiliate, as applicable, shall cooperate with Eisai in all reasonable respects to secure the consent of the applicable Third Party to such assignment); and (ii) does not relate solely to the Exploitation of the Licensed Products in the Field in the Terminated Territory (in which case, at Eisai’s request, the Licensee or its Affiliate, as applicable, shall cooperate with Eisai in all reasonable respects to secure the written agreement of the applicable Third Party to a partial assignment of the applicable part of the Licensed Product Agreement that relates to Exploitation of the Licensed Products in the Terminated Territory) and if the Licensee is unable to secure such consent to assign or partially assign any such Licensed Product Agreement, then the Licensee shall use Commercially Reasonable Efforts to obtain for Eisai substantially all of the practical benefit and burden under such Licensed Product Agreement, including by (A) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Eisai and the Licensee and (B) subject to the consent and control of Eisai, enforcing, at Eisai’s sole cost and expense and for the account of Eisai, any and all rights of the Licensee against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise;

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(c) the Licensee shall, and shall cause its Affiliates to, assign to Eisai all of the Licensee’s and its Affiliates’ right, title and interest in and to the Licensee Trademarks and any trade dress with respect to the Licensed Products, in the Terminated Territory;

(d) the Licensee shall, and shall cause its Affiliates to, provide Eisai with copies of all reports and data generated or obtained by the Licensee or any of its Affiliates that relate to any Licensed Product in the Terminated Territory that have not previously been provided to Eisai; and

(e) all Confidential Information of the Licensee relating solely to the Exploitation of the Licensed Products in the Field in the Terminated Territory shall become the Confidential Information of Eisai.

10.6. Additional Consequences for Change of Control Termination. If Eisai exercises its termination right pursuant to Section 10.2.6, then:

10.6.1. if Eisai exercises such termination right on or prior to the date the FDA approves the BLA for the Existing Licensed Product for the CTCL Indication in the United States, Eisai shall pay the Licensee an amount equal to the sum of (a) the ‘302 Development Costs for which Licensee had paid Eisai hereunder, plus (b) the FTE Costs incurred and the direct out-of-pocket costs recorded as an expense (including pre-marketing expenses and research and development costs), in accordance with GAAP, by or on behalf of Licensee or any of its Affiliates in connection with the Development of a Licensed Product prior to the effective date of such termination, which amount shall be payable within [***] ([***]) days after the end of Calendar Quarter in which the later of the following occurs (x) Eisai’s receipt of a report with respect to the costs described in the foregoing clause (b) and (y) the effective date of such termination. Section 3.1.4(a) and Section 3.1.8 shall apply mutatis mutandis for purposes of this Section 10.6.1; and

10.6.2. if Eisai exercises such termination right within [***] ([***]) years from the first commercial sale of the Existing Licensed Product for the CTCL Indication in the United States (“US First Commercial Sale”), Eisai shall pay the Licensee an amount equal to [***] percent ([***]%) of the fair market value of the Licensee Technology and Licensee Trademarks owned or Controlled by Licensee or any of its Affiliates as of the effective date of such termination;

10.6.3. if Eisai exercises such termination right at any time after [***] ([***]) years from US First Commercial Sale up to and including seven (7) years from US First Commercial Sale, Eisai shall pay the Licensee an amount equal to [***] percent ([***]%) of the fair market value of the Licensee Technology and Licensee Trademarks owned or Controlled by Licensee or any of its Affiliates as of the effective date of such termination; and

10.6.4. if Eisai exercises such termination right at any time after [***] ([***]) years from US First Commercial Sale, Eisai shall pay Licensee an amount equal to [***] percent ([***]%) of the fair market value of the Licensee Technology and Licensee Trademarks owned or Controlled by Licensee or any of its Affiliates as of the effective date of such termination.

10.6.5. For purposes of this Section 10.6, “fair market value” shall mean, as of any date of determination, the current fair market value of the fully paid-up license to the Licensee Technology and assignment of the Licensee Trademarks, taking into account the prior investment in the Exploitation of the Licensed Products, any milestone payments, future royalties, lifecycle extensions, and additional Indications which may not have been approved, determined as follows:

(a) Within [***] ([***]) days following Eisai’s exercise of its right under Section 10.2.6(a) to request a determination of the fair market value, the Parties shall appoint a valuation expert from the Expert List (the “Expert”).

(b) Within [***] ([***]) days after the appointment of the Expert, each Party shall submit to the Expert a written statement of its position regarding the fair market value, which may include any scientific, financial, technical or other relevant information in support of such fair market value. No later than [***] ([***]) days after the earlier of (i) receipt of such written statement from each of the Parties and (ii) the [***] ([***]) day after appointment of the Expert, the Expert shall make a determination of the fair market value, which determination shall not be less than the lower of the fair market values submitted by the Parties or greater than the higher of the fair market values submitted by the Parties. Eisai shall bear the fees and costs of the Expert.

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10.6.6. Within [***] ([***]) days after the BLA transfer pursuant to Section 3.2.3 and thereafter at least once per Contract Year, the Senior Officers will mutually agree in writing on a list of at least three (3) valuation experts with relevant expertise with respect to the valuation of Intellectual Property Rights and Trademarks in the biopharmaceutical industry (the “Expert List”). In connection with each such agreement on the Expert List, each Party must disclose any prior business relationship it that it has had with any proposed valuation experts within the past [***] ([***]) months.

10.7. Remedies. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

10.8. Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Section [***] and [***] of this Agreement shall survive the termination or expiration of this Agreement for any reason.

ARTICLE 11
MISCELLANEOUS

11.1. Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), changes in laws, regulations, orders and embargoes, acts of God or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [***] ([***]) days of such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary, and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. Without limitation to the foregoing, in the event that the suspension of performance continues for [***] ([***]) days after the date of the occurrence and such suspension of performance would constitute a material breach of this Agreement in the absence of this Section 11.1, the other Party shall have the right to terminate this Agreement in its entirety, in its sole discretion, upon written notice to the non-performing Party.

11.2. Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that, at the time of export, requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

11.3. Assignment.

11.3.1. Assignment. Neither Party may assign its rights or, except as provided in Section 3.6, delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that (a) Eisai may, without such consent, (i) prior to the transfer of the BLA and INDs pursuant to Section 3.2.3, assign this Agreement and its rights and obligations hereunder to its successor entity or acquirer in the event of a merger, consolidation or Change of Control of Eisai; provided that such successor has at least substantially similar pharmaceutical research and development capabilities to those of Eisai at the time of such merger, consolidation or Change of Control and (ii) after the transfer of the BLA and INDs pursuant to Section 3.2.3, assign this Agreement and its rights and obligations hereunder to the purchaser of the Eisai Technology or to its successor entity or acquirer in the event of a merger, consolidation or Change of Control of Eisai; (b) the Licensee may, without such consent, assign this Agreement and its rights and obligations hereunder to its successor entity or acquirer in the event of a merger, consolidation or Change of Control of the Licensee and (c) either Party may, without such consent, assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Section 11.3.1 shall be void and of no effect.

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11.3.2. Treatment of Assignee’s Intellectual Property Rights. The Intellectual Property Rights: (a) owned, licensed or otherwise controlled by a Third Party permitted assignee of a Party that were owned, licensed or otherwise controlled by such Third Party permitted assignee (and not such Party) immediately prior to such assignment (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party permitted assignee); or (b) owned, licensed or otherwise controlled by an Affiliate of a Party that becomes an Affiliate through any Change of Control of such Party that were owned, licensed or otherwise controlled by such Affiliate (and not such Party) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Affiliate), in each case ((a) and (b)), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

11.4. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable for any reason, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby: (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under Applicable Law and reasonably acceptable to the Parties, and such modified provision shall thereafter be enforced to the fullest extent possible. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

11.5. Dispute Resolution.

11.5.1. Referral to Senior Officers. Except as provided in Section 4.4, Section 5.9 or Section 11.9, if a dispute arises between the Parties in connection with or relating to this Agreement, including a dispute as to the interpretation, validity or performance of this Agreement or this Section 11.5.1, or any document or instrument delivered in connection herewith, or any payment dispute, excluding any Unresolved JSC Matter, excluding any dispute regarding Eisai withholding its consent under the third proviso in Section 2.3.1 or the proviso in Section 3.6 (a “Dispute”), then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of [***] ([***]) Business Days. Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties.

11.5.2. Arbitration.

(a) If such Senior Officers are unable to resolve any such Dispute within such [***] ([***])-Business Day period, either Party shall be free to submit such Dispute to the International Chamber of Commerce (the “ICC”) for resolution by arbitration before three (3) arbitrators (such arbitrators, collectively, the “Arbitral Tribunal”) under the Arbitration Rules of the ICC (the “Arbitration Rules”), as modified by this Section 11.5.2. Except as expressly limited by Section 11.5.2(h), the Arbitral Tribunal shall have the authority to grant any equitable relief or any other remedies that would be available in any judicial proceeding instituted to resolve a disputed matter under the substantive laws of New York.

(b) The number of arbitrators shall be three (3), who shall be selected as follows: each of Eisai, on the one hand, and the Licensee on the other hand, shall nominate one (1) arbitrator. The initiating Party shall nominate its arbitrator in the Request for Arbitration (as described in the Arbitration Rules), and the other Party shall nominate its arbitrator in its Answer (as described in the Arbitration Rules) to the Request for Arbitration (provided, that if the other Party receives an extension of time to submit its Answer, it shall nonetheless nominate its arbitrator on the date its Answer otherwise would have been due under Article 5(1) of the Arbitration Rules), and those Party-nominated arbitrators shall unanimously nominate the third arbitrator, who will act as president of the Arbitral Tribunal (the “President Arbitrator”), within [***] ([***]) days of the appointment of the last Party-nominated arbitrator. Each of the three arbitrators shall be an attorney in good standing licensed to practice for at least [***] ([***]) years and with substantial experience representing pharmaceutical companies in disputes or contract negotiations (the “Qualifications”); provided that if the Party-nominated arbitrators do not jointly nominate such a President Arbitrator within the [***] ([***])-day period, then the ICC Court (as described in the Arbitration Rules) shall within [***] ([***]) days after the expiration of that [***] ([***])-day period prepare and submit to each of the Party-nominated arbitrators (with copies sent to the Parties) a list of fifteen (15) candidates for nomination as President Arbitrator, each of which candidates shall have the Qualifications. The list shall be accompanied by copies of the candidates’ curriculum vitae. Each Party-nominated arbitrator may object to any unacceptable candidates on the list, and shall rank each acceptable candidate in numerical order, with the candidate ranked number 1 being that Party-nominated arbitrator’s most preferred candidate, and with any other acceptable candidates listed with ascending numerical ranking thereafter through the last acceptable candidate remaining on the list. The Party-nominated arbitrators may discuss the candidates on the list. Each Party-nominated arbitrator shall return the list to the ICC Court within [***] ([***]) days after receiving it, reflecting the objected-to candidates and the numerical ranking of the acceptable candidates. The Party-nominated arbitrators shall not exchange their returned lists with each other. The candidate ranked as acceptable on both returned lists with the lowest combined numerical ranking shall be deemed by the ICC Court to be nominated as the President Arbitrator by both Party-nominated arbitrators.

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(c) If the two lists returned to the ICC Court by the Party-nominated arbitrators do not contain any candidates ranked as acceptable by both Party-nominated arbitrators, then the ICC Court shall within [***] ([***]) days thereafter submit to each of the Party-nominated arbitrators (with copies sent to the Parties) a second list of fifteen (15) candidates for nomination as President Arbitrator, each of which candidates shall have the Qualifications. The list shall be accompanied by copies of the candidates’ curriculum vitae. Each Party-nominated arbitrator may object to any unacceptable candidates on the list, but not to all candidates on the list, and shall rank each acceptable candidate in numerical order, with the candidate ranked number 1 being that Party-nominated arbitrator’s most preferred candidate, and with any other acceptable candidates listed in ascending numerical ranking thereafter through the last acceptable candidate remaining on the list. The Party-nominated arbitrators may discuss the candidates on the list. Each Party-nominated arbitrator shall return the list to the ICC Court within [***] ([***]) days after receiving it, reflecting the objected-to candidates and the numerical ranking of the acceptable candidates. The Party-nominated arbitrators shall not exchange their returned lists with each other. The candidate ranked as acceptable on both returned lists with the lowest combined numerical ranking shall be deemed by the ICC Court to be nominated as the President Arbitrator by both Party-nominated arbitrators.

(d) If the two lists returned to the ICC Court by the Party-nominated arbitrators again do not contain any candidates ranked as acceptable by both Party-nominated arbitrators, then the ICC Court shall within [***] ([***]) days thereafter so advise both Party-nominated arbitrators and the Parties, and shall give the Party-nominated arbitrators a final period of [***] ([***]) days within which to determine if they can agree upon a nominee for President Arbitrator, whether from either list submitted to them by the ICC Court, or otherwise. The two Party-nominated arbitrators will, at or before the expiration of that [***]-day period, jointly advise the ICC Court either of the name of an agreed-upon nominee for President Arbitrator, or that they have been unable to agree. If they are unable to agree, then the ICC Court shall appoint the President Arbitrator pursuant to the Arbitration Rules, provided that the appointee must have the Qualifications.

(e) The place of arbitration shall be New York, New York. All proceedings involving attendance by the Parties shall be conducted in New York, New York (unless another location is otherwise agreed to by the parties on one or more occasions), at a suitable venue to be agreed by the Parties and arbitrators. The proceedings shall be conducted in the English language.

(f) The decision and award of the Arbitral Tribunal shall be made by majority decision and shall be conclusive and binding on the Parties and their successors and assigns. The arbitral award shall be accompanied by a reasoned opinion.

(g) The arbitral award may include both pre-and post-award interest, at the rate of [***] percent ([***]%) per annum or the maximum rate allowable by Applicable Law, whichever is lower.

(h) Without limiting the authority of the Arbitral Tribunal with respect to non-monetary relief, the Arbitral Tribunal shall only have the power to award monetary relief consistent with Section 9.4.

(i) The Arbitral Tribunal’s final award shall be rendered within the [***] ([***])-month period specified in Article 30(1) of the Arbitration Rules, and any extension thereof pursuant to Article 30(2) of the Arbitration Rules. Notwithstanding any provision of the Arbitration Rules: (i) each Party shall be permitted to (A) serve up to ten (10), interrogatories on the other Party, (B) take up to five (5), depositions, (C) obtain production of documents from the other Party pursuant to Article 3 of the International Bar Association Rules on the Taking of Evidence in International Arbitration as current on the Effective Date, (D) appoint one (1) or more experts to testify at the hearing, each of whom the appointing Party shall identify to the other Party (by name, address and employer/professional affiliation) and for whom the appointing Party shall provide to the other Party a general statement of the subject matter and opinions to which such expert is expected to testify, and each of whom shall provide a written, dated and signed report, setting forth a complete statement of all opinions the expert will express and the bases and reasons for them, the facts or data considered by the expert in forming the opinions, and including any exhibits that will be used to summarize or support the opinions and a copy of such expert’s then-current curriculum vitae, which report shall constitute the direct testimony of such expert at the hearing (it being agreed by the Parties that any such expert shall be made available for examination at the hearing by the other Party and the Arbitral Tribunal), and (E) exchange exhibits and information as provided for in the Arbitration Rules, all of the foregoing on dates and locations to be mutually agreed upon (or, failing such agreement, as the President Arbitrator shall select after hearing from the Parties); and (ii) neither Party shall be required to provide legally privileged information. The Parties shall make their respective employees available for depositions (subject to the above limitations) and hearing testimony as reasonably requested by the other Party. Judgment on any arbitral award issued by the Arbitral Tribunal may be entered in any court having competent jurisdiction.

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(j) Except as required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted), or as necessary for recognition and enforcement of the arbitral decision and award, neither a Party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Parties. Any documents submitted to or issued by the Arbitral Tribunal shall be kept confidential and shall not be disclosed, except that any such documents may be disclosed (i) as reasonably necessary in connection with any action to enforce or collect the award or (ii) to the extent discoverable or admissible in any action arising out of or in connection with this Agreement.

(k) The (i) fees of the Arbitral Tribunal and (ii) costs and expenses of the arbitration will be shared equally by the Parties. The Parties will otherwise bear their respective expenses (including their respective legal, expert and other fees, expenses and costs) of the arbitration.

11.6. Governing Law, Jurisdiction and Service.

11.6.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

11.6.2. Jurisdiction. Subject to Section 11.5 and Section 11.9, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the federal and state courts of the state of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts, not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of any such dispute.

11.6.3. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.3.

11.6.4. Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the federal and state courts of the state of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.6.5. Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.7.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

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11.7. Notices.

11.7.1. Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 11.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.7.1. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 11.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

11.7.2. Address for Notice.

If to the Licensee, to:

Dr. Reddy’s Laboratories S.A.

Elisabethenanlage 11

4051 Basel, Switzerland

Attention: Executive Vice President, Proprietary Products

Facsimile: [***]

with a copy (which shall not constitute notice) to:

Dr. Reddy’s Laboratories, S.A.

Attention: Legal Affairs

Facsimile: [***]

If to Eisai:

Eisai Co., Ltd.
Koishikawa 4-6-10
Bunkyo-Ku
Tokyo 112-8088
Japan
Attention: President, Oncology Business Group
Facsimile: [***]

with copies to:

Eisai Co., Ltd.
Koishikawa 4-6-10
Bunkyo-Ku
Tokyo 112-8088
Japan
Attention: General Counsel
Facsimile: [***]

and

Eisai Inc.
100 Tice Blvd.
Woodcliff Lake, NJ 07677
Attention: President
General Counsel
Facsimile: [***]

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11.8. Entire Agreement; Amendments; Termination of Binding Term Sheet.

11.8.1. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby (including the Binding Term Sheet). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control. For the avoidance of doubt, the all performances and activities (including payments) under the Original Agreement and the Binding Term Sheet until the Effective Date shall be valid.

11.8.2. The Parties mutually agree that the Binding Term Sheet is hereby terminated as of the Execution Date.

11.9. English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof and, in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

11.10. Equitable Relief. Each Party acknowledges and agrees that the restrictions and obligations set forth in Section 2.6 and Article 6 and Article 7 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 11.10 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

11.11. Change of Control. In the event of a Change of Control of the Licensee, if Eisai elects not to terminate pursuant to Section 10.2.6, Eisai shall have the right, in its sole discretion, by written notice delivered to the Licensee (or its successor), to provide that the Licensee no longer has the right to make the final decision on Unresolved JSC Matters that relate to the approval of any amendment to the ‘302 Development Plan that is not required by the FDA in order to obtain or maintain an approved BLA for the Existing Licensed Product for the CTCL Indication in the United States, in which case any such proposed amendment to the ‘302 Development Plan would be deemed rejected if the Senior Officers are unable to reach a decision regarding such amendment within the applicable time period set forth in Section 4.4.1.

11.12. Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

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11.13. No Benefit to Third Parties. Except as provided in Article 9, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

11.14. Further Assurance. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments, and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.15. Relationship of the Parties. It is expressly agreed that Eisai, on the one hand, and the Licensee, on the other hand, shall be independent contractors and that the relationship between the two (2) Parties shall not constitute a partnership, joint venture or agency. Neither Eisai, on the one hand, nor the Licensee, on the other hand, shall have the authority to make any statements, representations or commitments of any kind or to take any action that will be binding on the other Party without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

11.16. References. Unless otherwise specified: (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

11.17. Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including”, “include”, or “includes” as used herein shall mean including without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

11.18. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, PDF format via email, or other electronically transmitted signatures, and such signatures shall be deemed to bind each Party as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

Eisai Co, Ltd.		Dr. Reddy’s Laboratories S.A.

By:	/s/ [***]	By:	/s/ Sameeer Natu
Name:	[***]	Name:	Sameer Natu
Title	Corporate Officer, Chief Planning	Title	Sr. Director
		Date:	20/3/18
Date:	March 9, 2018

By:	/s/ Mukundan Baprothan
Name:	Mukundan Baprothan
Title	Director
Date:

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